UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Choice Hotels International, Inc.

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CHOICE HOTELS INTERNATIONAL, INC.

10750 Columbia Pike

SILVER SPRING, MARYLAND 20901

NOTICE OF ANNUAL MEETING

To Be Held April 28, 2003

To the Stockholders of

CHOICE HOTELS INTERNATIONAL, INC.

The 2003 Annual Meeting of Stockholders of Choice Hotels International, Inc., a Delaware corporation (the “Company”), will be held in the Chesapeake Room at the Choice Hotels Learning Center, 10720 Columbia Pike, Silver Spring, Maryland at 9:00 a.m. (E.S.T.) for the following purposes:

1.	To elect three Class III directors to hold office for a three year term ending at the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To approve an amendment to the Choice Hotel International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan; and

3.	To transact other business properly coming before the Annual Meeting.

Stockholders who owned shares of our stock of record at the close of business on March 10, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Stockholders are reminded that your shares of Choice Hotels common stock cannot be voted unless you properly execute and return the enclosed proxy card or make other arrangements to have your shares represented at the meeting. A list of stockholders will be available for inspection at the office of the Company located at 10750 Columbia Pike, Silver Spring, Maryland, at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors

CHOICE HOTELS INTERNATIONAL, INC.

Michael J. DeSantis

Secretary

March     , 2003

Silver Spring, Maryland

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED

PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

IN THE ALTERNATIVE, YOU MAY VOTE VIA THE INTERNET

OR TELEPHONE AS DESCRIBED IN THE PROXY.

CHOICE HOTELS INTERNATIONAL, INC.

10750 COLUMBIA PIKE

SILVER SPRING, MARYLAND 20901

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2003

GENERAL INFORMATION

As a stockholder of Choice Hotels International, Inc., you have a right to vote on certain matters affecting the company. This proxy statement discusses the proposals you are voting on this year. Please read it carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

In this proxy statement, we refer to Choice Hotels International, Inc. as “Choice Hotels” or the “Company”.

The annual report (including certified financial statements) for the fiscal year ended December 31, 2002, is being mailed with this proxy statement. The annual report is not part of the proxy solicitation material.

The Board of Directors is sending proxy material to you and all other stockholders on or about March 28, 2003. The Board is asking for you to vote your shares by completing and returning the proxy card.

QUESTIONS AND ANSWERS

Q.	Who can vote at the Annual Meeting?

A.	Stockholders who owned Company common stock on March 10, 2003 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 36,594,427 shares of Company common stock outstanding on March 10, 2003.

Q.	Why am I receiving this Proxy statement?

A.	This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals, as well as other information, so that you can make an informed decision.

Q.	What is the proxy card?

A.	The proxy card enables you to appoint Charles A. Ledsinger, Jr. and Jerry E. Robertson as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. Ledsinger and Mr. Robertson to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

If a proposal comes up for vote at the meeting that is not on the proxy card, Mr. Ledsinger and Mr. Robertson will vote your shares, under your proxy, according to their best judgment.

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Q.	What am I voting on?

A.	We are asking you to vote on:

•	the election of three directors; and

•	an amendment to the Company’s Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan (the “Non-Employee Director Option Plan”) to increase the number of authorized shares of common stock available for issuance under the plan.

The section appearing later entitled “Proposals To Be Voted On” gives you more information on the nominees for election to our Board and the amendment to the Non-Employee Director Option Plan.

Q.	How do I vote?

A.	You may vote by mail: You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

•	for the three named nominees for directors,

•	for the amendment to the Non-Employee Director Option Plan

You may vote by telephone: We have established a toll-free 800 number which is printed on your proxy card. You can use any touch-tone telephone to vote 24 hours a day, 7 days a week.

You may vote by Internet: We have established a secure web page where you can also vote 24 hours a day, 7 days a week. Instructions are printed on your proxy card.

You may vote in person at the meeting: We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means you hold them in an account at a brokerage firm.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, we recommend you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address. By doing so, you should receive better customer service.

Q.	What if I change my mind after I return my proxy, or after I vote by telephone or electronically?

A.	You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date,

•	voting by telephone or on the Internet (your latest telephone or Internet vote is counted),

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•	sending us a written notice of revocation at the following address: Michael J. DeSantis, Secretary, Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901, or

•	voting at the meeting.

Q.	Will my shares be voted if I do not return my proxy card?

A.	If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange rules to vote customers’ unvoted shares on some “routine” matters. The New York Stock exchange has determined that both our proposals described later under “Proposals to Be Voted On” are routine matters.

If you do not give a proxy to vote your shares, your brokerage firm may either:

•	Vote your shares on routine matters, or

•	leave your shares unvoted.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

You may have granted to your stockbroker discretionary voting authority over your account.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

A purchasing agent under a retirement plan may be able to vote a participant’s unvoted shares. If you are a participant in the Choice Hotels Retirement Savings and Investment Plan, the plan’s purchasing agent, under certain circumstances, can vote your shares.

The purchasing agent can vote shares you hold under the plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares in the same proportion as all other plan participants vote their shares.

Q.	How many shares must be present to hold the meeting?

A.	To hold the meeting and conduct business, a majority of the Company’s outstanding shares as of March 10, 2003 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting,

•	has properly submitted a proxy card, or

•	has voted via the Internet or toll-free number.

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Q.	How many votes must the nominees have to be elected as directors?

A.	We use the phrase “yes vote” to mean vote for a proposal.

The three nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.

Q.	What happens if a nominee is unable to stand for election?

A.	The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Charles A. Ledsinger, Jr. and Jerry E. Robertson can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Q.	What are my voting choices when voting on the election of directors?

A.	You may vote either “for” or “against” each nominee.

If you give your proxy without voting instructions, your shares will be counted as a yes vote for each nominee.

Q.	How many votes are needed to approve the amendment to the Non-Executive Director Option Plan?

A.	If more shares are voted for the amendment than against it, the amendment is approved.

Q.	What are my voting choices when voting on the amendment to the Non-Employee Director Option Plan?

A.	You may vote either “for” or “against” the proposed amendment.

If you give your proxy without voting instructions, your shares will be voted as a “yes” vote for the amendment.

Q.	How are votes counted?

A.	Voting results are tabulated and certified by our transfer agent, Mellon Investor Services LLC.

Q.	Is my vote kept confidential?

A.	Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q.	Where do I find voting results of the meeting?

A.	We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (302) 592-5026 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov.

Q.	How can I review the company’s annual 10-K?

A.	The annual report of Choice Hotels on form 10-K, including the financial statements and the schedules thereto, will be furnished without charge to any beneficial owner of securities entitled to vote at this annual meeting. You may view the Form 10-K on the company’s website at www.choicehotels.com under the “Corporate Information” link, or through the SEC’s EDGAR system at www.sec.gov. You may also request a copy by contacting our Investor Relations Hotline at (302) 592-5026.

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PROPOSALS TO BE VOTED ON

1.    ELECTION OF CLASS III DIRECTORS

Nominees for directors this year are Barbara Bainum, Charles A. Ledsinger, Jr. and Larry R. Levitan.

The Board recommends a vote for these nominees.

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

2.    APPROVAL OF AN AMENDMENT TO THE CHOICE HOTELS NON-EMPLOYEE DIRECTOR STOCK OPTION AND DEFERRED COMPENSATION STOCK PURCHASE PLAN TO INCREASE SHARES AVAILABLE UNDER THE PLAN

We are asking stockholders to approve an amendment to increase the number of shares of the Company’s common stock available for issuance under the Company’s Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan (the “Non-Employee Director Option Plan”).

The Company is requesting an increase in the number of authorized shares by 150,000, so that the total of shares issuable under the Non-Employee Director Option Plan will be 300,000. The initial authorization of 150,000 shares under the plan was intended to be a sufficient number of shares to cover grants under the plan for five to ten years. However, this calculation did not fully anticipate the effects of the spinoff of the Company in November 1997 from Sunburst Hospitality Corporation (whose name was Choice Hotels before the spinoff). At the time of the spinoff, directors of the Company and directors of Sunburst who had previously served on the “old” Choice Hotels board had existing options in “old” Choice Hotels that had been granted from time to time before the spinoff. At the time of the spinoff, these options were converted into successor Sunburst and Company options, with the successor Company options being counted against the authorized shares of the Plan. As a result, a significant number of the initial 150,000 authorized shares were depleted because of the spinoff. In addition to the effects of the spinoff, consistent with competitive data, we have increased the number of annual awards to our non-employee directors under the plan in the last 4 years to 3,500 options for each non-employee director. This change was based on market analysis of our board compensation levels. The result of the change is that more shares will be needed than originally contemplated. If the amendment is approved by shareholders, the increase in shares should provide sufficient shares for issuance to non-employee directors for at least five to seven years.

The following summary of the Non-Employee Directors Option Plan is qualified in its entirety by the text of the Non-Employee Director Plan, which is attached to this Proxy Statement as Appendix A.

PLAN SUMMARY

Eligibility:    Only members of the Company’s Board of Directors who are not employees of the Company or any of its subsidiaries are eligible. There are currently six non-employee directors.

Administration:    The plan is administered by the Company’s Board of Directors.

Option/Exercise Price:    The option price is the fair market value of the stock on the date of grant.

Grant:    Upon joining the Board, each non-employee director is issued 5,000 options. Thereafter, a further 3,500 options are granted at each of the Company’s annual meetings while such person is a director.

Vesting:    The options are not exercisable for a period of two years from the date of grant, at which point one third will vest. Thereafter, one third will vest on each of the following anniversaries.

Payment:    Payment is due upon exercise of the option, either in cash or by delivery of Company common stock with a fair market value equal to the exercise price, or in a combination of the foregoing.

Other Terms and Conditions:    The terms and conditions may be amended by the Board of Directors, subject to shareholder approval for certain matters. The plan automatically terminates on October 15, 2007.

Estimated Benefits:    While none of the executive officers of the Company are eligible to participate in the plan, SEC rules require us to include such persons in the following table that sets forth the benefits that were received under the plan by the Company’s officers and directors in 2002:

	Non-Employee Director Option Plan
Name and Position	Dollar Value		Number of Units
Charles A. Ledsinger, Jr. President & Chief Executive Officer	0		0
Michael J. DeSantis Senior Vice President & General Counsel	0		0
Thomas Mirgon Senior Vice President, Administration	0		0
Steven Schultz	0		0
Joseph M. Squeri Senior Vice President, Development and Chief Financial Officer	0		0
Wayne Wielgus Senior Vice President, Marketing	0		0
Entire Group	0		0
Non-Executive Director Group	$669,650	(1)	29,500
Non-Executive Officer Employee Group	0		0

1	Based on $22.70 market price shares of the Company’s common stock, the closing market price of the Company’s common stock on December 31, 2002.

Authorized Shares:    The plan originally authorized the awarding of 150,000 shares of Company common stock.

Amendment:    We are asking that shareholders approve an increase of 150,000 shares for issuance under the plan, for a total of 300,000 after the increase.

Income Tax Consequences:    The grant of a non-qualified stock option does not result in taxable income to a recipient or a tax deduction for the Company. Upon exercise, a recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the option price, and the Company will be entitled to a corresponding income tax deduction.

The Board recommends a vote for this amendment.

Consistent with recently enacted SEC rules, the following table sets forth information regarding the number of shares of the Company’s common stock that were subject to outstanding stock options at December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	3,111,991	$15.03	1,362,449
Equity compensation plans not approved by shareholders	Not applicable	Not applicable	Not applicable

BOARD OF DIRECTORS

A.    Class III — Nominees for Terms Expiring in 2003

Barbara Bainum, age 58, Director since 1996. Vice Chairman of Commonweal Foundation since December 1999; President and Director of the Commonweal Foundation from December 1990 to February 2001; Vice Chairman of Realty Investment Company, Inc. from October 1999; Director of Realty Investment Company, Inc. from July 1989 to October 1999; Clinical Social Worker for Family Services Agency, Gaithersburg, Maryland, since September 1994; Director of Sunburst Hospitality Corporation since January 2002.

Charles A. Ledsinger, Jr., age 53, Director since 1998. President, Chief Executive Officer and Director of the Company since August, 1998; President and Chief Operating Officer of St. Joe Company from February 1998 to August 1998, Senior Vice President and Chief Financial Officer of St. Joe Company from May 1997 to February 1998; Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc. from June 1995 to May 1997; Senior Vice President and Chief Financial Officer of Promus Companies Incorporated from August 1990 to June 1995. Director: FelCor Lodging Trust, Inc., Friendly’s Ice Cream Corporation and TBC Corporation.

Larry R. Levitan, age 61, Director since 1998. Member, IRS Oversight Board since September, 2000, serving as Chairman from September, 2000 to September, 2002. Retired, Managing Partner, Northeast and Southeast Regions and Managing Partner, Communications Industry of Andersen Consulting from September 1995 to August 1997. Various positions with Andersen Consulting since 1963.

Class II — Terms Expiring 2005

Stewart Bainum, Jr., age 56, Director from 1977 to 1996 and since 1997. He has served as Chairman of the Board of Choice Hotels from March 1987 to November 1996 and since October 1997. He has served as Chairman of the Board of Sunburst Hospitality Corporation (“Sunburst”) since November 1996. He was a director of Manor Care, Inc. from September 1998 to September 2002, serving as Chairman from September 1998 until September 2001. From March 1987 to September 1998, he was Chairman and Chief Executive Officer of the former Manor Care, Inc. (now know as Manor Care of America, Inc. (“MCA”)). He served as President of MCA and Chief Executive Officer of ManorCare Health Services, Inc. (“MCHS”) from March 1987 to September, 1998, and as Vice Chairman of MCA from June 1982 to March 1987.

William L. Jews, age 51, Director since 2000. He has served as President and Chief Executive Officer of CareFirst, Inc. since 1998; President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc. until 1998. He is also a director of Ryland Group, Inc., MBNA, and Ecolab, Inc.

Ervin R. Shames, age 62, director since 2002. Since January 1995, Mr. Shames is an independent management consultant to consumer goods and services companies, advising on management and marketing strategy. Since 1996 he has been a visiting lecturer at the University of Virginia’s Darden Graduate School of Business. From December 1993 to January 1995, Mr. Shames served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993. He served as President and Chief Executive Officer of Stride Rite Corporation from 1990 to 1992, then served as its Chairman, President and Chief Executive Officer until 1993. From 1967 to 1989, he served in various management positions with General Foods and Kraft Foods. Mr. Shames serves as a director and as chairman of the compensation committee of the board of directors of Online Resources Corporation and as a director of Select Comfort Corporation.

Class I — Terms Expiring 2004

Jerry E. Robertson, Ph.D., age 70, Director from 1989 to 1996 and since 1997, Vice Chairman since January 1998. Retired, Executive Vice President, 3M Life Sciences Sector and Corporate Services from November 1986 to March 1994; Director of Manor Care, Inc. from 1989 to September 1998; Director: Coherent, Inc. and Steris Corporation.

Raymond E. Schultz, age 69, Director since 1999. Chairman of RES Investments, Inc. since January 1999; Chairman and Chief Executive Officer of Promus Hotel Corporation from December 1997 to January 1999; President, Chief Executive Officer and a director of Promus from April 1995 through December 1997. From 1993 to 1995 he served as President and Chief Executive Officer of the Hotel Division of The Promus Companies Incorporated. Mr. Schultz is also a director of TBC Corporation and Equity Inns, Inc.

Number of Directors, Term and Responsibilities

Three directors are nominees for election this year. The remaining five directors will continue to serve the terms consistent with their class, as noted above. Our directors serve staggered terms. This is accomplished as follows:

•	each director serves a three-year term,
•	the directors are divided into three classes,
•	the classes are as nearly equal in number as possible, and
•	the term of each class begins on a staggered schedule.

The Board currently has eight directors, a majority (five) of whom are “independent” under the listing standards of the New York Stock Exchange. In determining a director’s independence, the Board applies the following analysis:

•	If a direct relationship exists, it will be deemed material if the value of any benefit to the Company exceeds 5% of its total revenues or the value of any benefit to the director exceeds 5% of his or her net worth;
•	If an indirect relationship exists with an entity in which the director serves as a partner, shareholder or officer (“Related Entity”), it will be deemed material if the value of any benefit to the Company exceeds 5% of its total revenues or the value to such Related Entity exceeds 5% of its total revenues;
•	a relationship between the Company and the Related Entity exist, where one party is a significant vendor, supplier, business partner, debtor or creditor of the other; or
•	the totality of the relationships between the Company and the Related Entity are material, in the reasonable judgment of the Board.

In fiscal year 2002, the Board held six meetings and each director attended at least 75% of all meetings of the board and the standing committees of the Board on which he or she served. Beginning in 2003, the non-

management members of the Board are required to meet twice a year in executive session without management. Dr. Robertson chairs these meetings. One such meeting was held in 2002.

The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, the Chief Executive Officer and other members of the Company’s management, by reviewing materials provided to them and by participating in board and committee meetings.

Committees of the Board

The standing committees of the Board of Directors include the Audit Committee, the Compensation/Key Executive Stock Option Plan Committee, the Nominating and Corporate Governance Committee and the Diversity Committee. All of the current members of the Audit Committee and Compensation Committee are independent, as required by the committee charters and the current and proposed (2) listing standards of the New York Stock Exchange.

Although we are not yet required to do so (3), the Board has determined that Larry Levitan qualifies as an Audit Committee “financial expert” under the Sarbanes-Oxley Act of 2002 and the SEC rules implementing the act. This determination was made by the Board at its meeting in February 2003 applying the guidance from the SEC available at that time. Mr. Levitan’s relevant experience that the Board considered included:

•	Maintained status as CPA from 1965 to 1989;
•	Experience early in his career in preparing and auditing financial statements;
•	Experience in analyzing public company financial statements as a consultant for Andersen Consulting;
•	His length of service on the Choice Board (4.5 years) and Audit Committee (3.5 years) in conjunction with the level of complexity of the company’s financial statements.

2	On June 6, 2002, the New York Stock Exchange proposed new listing standards that would tighten the definition of “independent”. Although the new standard is not yet required, our Board applied the new definition in its determination of independence.
3	Under the Sarbanes-Oxley Act of 2002 and the SEC rules inplementing the act, companies are not required to provide disclosure about audit committee financial experts until its annual report for its fiscal year ending on or after July 15, 2003.

The current members of the standing committees are as follows:

Name of Committee and Members	Functions of the Committee	Meetings held in 2002

Compensation/Key Executive Stock OptionPlan Jerry E. Robertson, Chair Raymond E. Schultz Ervin R. Shames

•   administers the Company’s stock option plans and grants stock options and restricted stock thereunder;

•   reviews compensation of officers and key management employees;

•   recommends development programs for employees such as training, bonus and incentive plans, pensions and retirement;

•   reviews other employee fringe benefit programs;

•   reviews succession plan and management development;

•   sets criteria and guidelines for performance of CEO;

•   assesses performance of CEO against objectives;

•   produces annual report for the Company’s annual proxy statement

Four

Audit Larry R. Levitan, Chair Raymond E. Schultz Ervin Shames

•   confers separately with independent accountants and internal auditors regarding scope of management examinations;

•   reviews reports of independent accountants and internal auditors, press releases and annual and quarterly reports for filing with the SEC;

•   reviews recommendations of independent accountants about internal controls;

•   establishes complaints procedure regarding accounting and auditing matters;

•   pre-approves all audit and non-audit services by independent auditors;

•   determines selection, compensation and appointment of independent accountants and oversees their work;

•   reviews Company’s policies with respect to risk management

Five

Nominating & Corporate Governance Raymond E. Schultz, Chair Larry R. Levitan Jerry E. Robertson William L. Jews

•   administers the Company’s Corporate Governance Guidelines (see below);

•   determines the size and composition of the Board;

•   engages search firms and recommends candidates to fill vacancies on the Board;

•   determines actions to be taken with respect to directors who are unable to perform their duties;

•   sets the Company’s policies regarding the conduct of business between the company and any other entity affiliated with a director;

•   determines the compensation of non-employee directors

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Diversity Committee William L. Jews, Chair Barbara Bainum Jerry E. Robertson

•   develops policies to ensure equality of opportunities within the company;

•   reviews and oversees with management the Company’s diversity initiative and programs;

•   reviews the Company’s efforts to increase relationships and links with female and minority-owned suppliers and service providers;

One

The revised Audit Committee charter is appended to this proxy statement as Appendix B and is available on the Company’s website, www.choicehotels.com by following the “Corporate and Brand Information” — “Investor Information” links. The charters for the Compensation/Key Executive Stock Option Plan Committee and the Nominating and Corporate Governance Committee are also available on the Company’s website, www.choicehotels.com by following the “Corporate and Brand Information” — “Investor Information” links.

Corporate Governance Guidelines

The Corporate Governance Guidelines are a set of principles which provide a benchmark of what is “good” corporate governance. The main tenets of the Guidelines are:

•	Create value for shareholders by promoting their interests
•	Focus on the future: formulate and evaluate corporate strategies
•	Duty of loyalty to the Company by Directors
•	Annual CEO evaluation by independent directors
•	Annual approval of 5-year strategic plan and one-year operating plan
•	Annual assessment of Board effectiveness by Nominating/Governance Committee
•	No interlocking directorships
•	Directors are required to reach and maintain ownership of $100,000 of Company stock
•	Annual report of succession planning and management development by CEO

Compensation Committee Interlocks & Insider Participation

During 2002:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000;
•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee like that, the entire board of directors) of another entity where one of that entity’s officers served on the Company’s Board Compensation Committee or one of its executive officers served as a director on the Company’s Board; and
•	none of the Company’s executive officers was a director of another entity where one of that entity’s officers served on the Company’s Compensation Committee.

Compensation of Directors

We do not pay directors who are also officers of the Company additional compensation for their services as directors. In 2002, compensation for non-employee directors included the following:

•	an annual retainer of restricted stock with a fair market value of $30,000,
•	$2,000 for each committee meeting attended in person, $3,000 for the chair of each such meeting, C $500 for each committee meeting held telephonically, $750 for the chair of such a meeting,
•	an option grant at the time of their initial election to purchase 5,000 shares of the Company’s common stock,
•	an option grant at each subsequent annual meeting to purchase 3,500 shares of the Company’s common stock, and
•	expenses of attending Board and committee meetings.

Non-employee directors may elect once a year to defer a minimum of 25% of committee fees to be earned during the year. Any fees which are deferred are used to purchase shares of the Company’s common stock at the end of each fiscal quarter. Such shares are distributed to the director at the time he or she ceases services as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company common stock is owned by (i) each director of the Company, (ii) the Company’s chief executive officer, the four most highly compensated executive officers, (iii) all officers and directors of the Company as a group and (iv) all persons who are expected to own beneficially more than 5% of the Company’s common stock, as of March 10, 2003. Unless otherwise specified, the address for each of them is 10750 Columbia Pike, Silver Spring, Maryland 20901.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Right to Acquire (2)	Restricted Stock (3)	Percentage of Shares Outstanding (4)
Stewart Bainum, Jr.	6,614,159	(5)**	216,340	—	18.55%
Barbara Bainum	6,559,928		3,666	3,264	17.93%
Michael J. DeSantis	13,298	(7)	114,326	10,200	*
William L. Jews	2,451		4,999	3,264	*
Charles A. Ledsinger, Jr.	84,265	(8)	608,851	124,600	*
Larry R. Levitan	5,399		7,666	3,264	*
Thomas Mirgon	15,408	(9)	84,210	10,200	*
Raymond E. Schultz	11,477		6,666	3,264	*
Ervin R. Shames	383		0	766	*
Joseph M. Squeri	15,922	(10)	116,058	13,800	*
Jerry E. Robertson, Ph.D.	42,424	(11)	17,446	2,000	*
Wayne Wielgus	4,230	(12)	12,000	6,000	*
All Directors and Executive Officers as a Group (17 persons)	8,014,069		1,365,181	185,722	25.20%
Bruce Bainum	8,668,566	(13)**	—	—	23.68%
Roberta Bainum	5,347,497	(14)**	—	—	14.61%
Stewart Bainum	10,355,827	(15)**	6,252	—	28.29%
Ronald Baron	5,649,209	(16)	—	—	15.44%

*	Less than 1% of class.
**	Because of SEC reporting rules, shares held by certain Bainum family entities are attributed to more than one of the Bainums included in this table because such named Bainums have shared voting or dispositive control. Members of the Bainum family (including various partnerships, corporations and trusts established by members of the Bainum family) in the aggregate have the right to vote approximately 45.5% of the number of outstanding shares of Company common stock.
1.	Includes shares for which the named person:
•	has sole voting and investment power,
•	has shared voting and investment, or
•	holds in an account under the Choice Hotels Retirement Savings and Investment Plan or the Choice Hotels Nonqualified Retirement Savings and Investment Plan, unless otherwise indicated in the footnotes.

Excludes share that:

•	may be acquired through stock option exercises, or
•	are restricted stock holdings.
2.	Shares that can be acquired through stock option exercises through May 9, 2003.
3.	Shares subject to a vesting schedule, forfeiture risk and other restrictions.
4.	Percentages are based on 36,594,427 shares outstanding on March 10, 2003 (the “Record Date”) plus, for each person, the shares which would be issued assuming that such person exercises all options it holds which are exercisable through May 9, 2003.
5.

Includes 1,263,494 shares owned by the Stewart Bainum, Jr. Trust of which Mr. Bainum, Jr. is the sole trustee and beneficiary. Also includes 3,567,869 shares held by Realty Investment Company, Inc. (“Realty”), a real estate management and investment company in which Mr. Bainum, Jr.’s trust holds voting stock and has shared voting authority; 1,779,628 shares owned by Mid Pines Associates Limited Partnership (“Mid Pines”), in which Mr. Bainum, Jr.’s trust is managing general partner and has shared voting authority.

Also includes 3,168 shares which Mr. Bainum, Jr. has the right to receive upon termination of his employment with the Company pursuant to the terms of the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan (“Non-Qualified Savings Plan”).

6.	Includes 1,223,696 shares owned by the Barbara Bainum Trust of which Ms. Bainum is the sole trustee and beneficiary. Also includes 1,779,628 shares owned by Mid Pines, in which Ms. Bainum’s trust is a general partner and has shared voting authority, and 3,567,869 shares owned by Realty, in which Ms. Bainum’s trust has voting stock and shares voting authority.
7.	Includes 950 shares held under the Choice Hotels Qualified Savings and Investment Plan (“401(k) Plan”) and 1,958 shares held under the Non-Qualified Savings Plan.
8.	Includes 744 shares held under the 401(k) Plan and 1,278 shares held under the Non-Qualified Savings Plan.
9.	Includes 883 shares held under the 401(k) Plan and 503 shares held under the Non-Qualified Savings Plan.
10.	Includes 1,014 shares held under the 401(k) Plan, 2,536 shares held under the Non-Qualified Plan, and 1,586 shares held by his spouse.
11.	Includes 15,500 shares owned by the JJ Robertson Limited Partnership, of which Mr. Robertson and his wife are the general partners with shared voting authority, and 11,811 shares owned by the Jerry E. Robertson Living Trust.
12.	Includes 230 shares held under the 401(k) Plan.
13.	Includes 2,000,866 shares owned by the Bruce Bainum Trust of which Mr. Bainum is the sole trustee and beneficiary. Also includes 1,612,873 shares owned by the Roberta Bainum Irrevocable Trust, of which Mr. Bainum is the trustee. Also includes 1,779,628 shares owned by Mid Pines, in which Mr. Bainum’s trust is a general partner and has shared voting authority, and 3,567,869 shares owned by Realty in which Mr. Bainum’s trust has voting stock and shares voting authority. Mr. Bainum’s address is 10770 Columbia Pike, Silver Spring, Maryland, 20901.
14.	Includes 1,779,628 shares owned by Mid Pines, in which Ms. Bainum is a general partner and has shared voting authority, and 3,567,869 shares owned by Realty in which Ms. Bainum’s trust has voting stock and shares voting authority. Ms. Bainum’s address is 10770 Columbia Pike, Silver Spring, Maryland, 20901.
15.	Includes 4,176,286 shares held directly by the Stewart Bainum Declaration of Trust, of which Mr. Bainum is the sole trustee and beneficiary; 3,567,869 shares held directly by Realty, in which Mr. Bainum and his wife have shared voting authority; 112,200 shares held by Cambridge Investments, LLC in which Mr. Bainum is the sole managing member. Also includes 798,711 shares held by the Jane L. Bainum Declaration of Trust, the sole trustee and beneficiary of which is Mr. Bainum’s wife.
16.	As of March 10, 2003 based on information provided by Mr. Baron. Mr. Baron’s address is 450 Park Avenue, Suite 2800, New York, New York 10022. Pursuant to a letter agreement dated January, 1998 between the Company, Mr. Baron and entities under the control of Mr. Baron (together with Mr. Baron, the “Baron Entities”), each Baron Entity covenanted not to (i) acquire any additional shares of stock or security convertible into stock of the Company; (ii) take any action or participate in any transaction which may constitute an event of default under the Company’s Credit Facility or (iii) seek representation on the Board of Directors of the Company.

EXECUTIVE COMPENSATION

This table shows, for the last three fiscal years, compensation information for the Company’s Chief Executive Officer, the next four most highly compensated executive officers and one former executive officer. We refer to each of these officers as a “named officer”.

Summary Compensation Table

	Annual Compensation							Long-Term Compensation
								Restricted Stock Awards ($)(2)		Stock Option Shares (#)	All Other Compensation (3)
Name and Principal Position	Fiscal Year	Salary		Bonus		Other (1)
Charles A. Ledsinger, Jr President & Chief Executive Officer	2002 2001 2000	$ $ $	610,961 576,540 546,663	$ $ $	358,150 357,500 310,085		— — —	$ $	2,080,000 611,310 —	70,000 — 120,000	$ $ $	17,296 16,400 2,500

Wayne Wielgus(5) Senior Vice President, Marketing	2002 2001 2000	$ $ $	317,385 304,423 78,461	$ $	151,951 150,000 —	$ $	— 239,855 88,341	$	— 149,100 —	35,000 — 60,000	$	— — —

Joseph M. Squeri Senior Vice President, Development & Chief Financial Officer	2002 2001 2000	$ $ $	302,135 260,962 226,769	$ $ $	132,023 126,500 93,750		— — —	$	— 342,930 —	46,000 — 43,130	$ $ $	7,828 6,803 2,784

Thomas Mirgon Senior Vice President, Human Resources and Administration	2002 2001 2000	$ $ $	284,730 273,731 262,600	$ $ $	134,719 141,570 125,500		— — —	$	— 253,470 —	27,500 — 49,500	$ $ $	8,211 7,878 3,746

Michael J. DeSantis Senior Vice President and General Counsel	2002 2001 2000	$ $ $	249,732 237,116 212,307	$ $ $	117,836 115,025 95,000		— — —	$	— 253,470 —	27,500 — 40,300	$ $ $	7,113 6,369 2,815

Steven Schultz(4) Executive Vice President, Domestic Hotels	2002 2001 2000	$ $ $	195,059 343,847 333,923	$ $ $	176,449 194,384 172,278	$	— — 66,058	$	— 283,290 —	— — 48,000		$182,815 —

1.	Other Annual Compensation for Mr. Schultz included in 2000: $10,200 in automobile allowance, $53,730 in relocation expenses and $2,128 in life insurance and estate planning expenses. For Mr. Wielgus, it included in 2001: $50,000 payment pursuant to his employment agreement, $162,514 in relocation expenses, $11,861 in automobile allowance, and $15,480 in life insurance and estate planning expenses; and for 2000: $75,000 as a payment pursuant to his employment agreement, $10,595 in relocation expenses, and $2,746 in automobile allowance.

SEC regulations exclude from proxy statement reporting requirements a named officer’s perquisites if their value in any year is less than (a) $50,000 or (b) 10% of the named officer’s annual salary and bonus in that year. Based on these regulations, we have only reported perquisites noted above.

2.	On November 13, 2002, Mr. Ledsinger was granted 100,000 shares of restricted stock under his employment agreement. The shares vest in five equal annual installments beginning on November 13, 2003. On February 7, 2001, each of the named officers was granted a restricted stock award which vests in five equal annual installments beginning on February 7, 2002. The named officers are entitled to any dividends on such shares.

The total number of restricted shares held by each Named Officer in Fiscal Year 2002 and the aggregate value of all restricted shares held by such Named Officer is as follows:

			Aggregate Restricted Holdings as of December 31, 2002	Value of All Restricted Shares as of December 31, 2002
	Shares Granted
Named Officer	2001	2002
Charles Ledsinger, Jr.	41,000	100,000	132,800	$3,014,560
Michael J. DeSantis	17,000	0	13,600	$308,720
Thomas Mirgon	17,000	0	13,600	$308,720
Steve Schultz	19,000	0	9,213	$209,135
Joseph Squeri	23,000	0	18,400	$417,680
Wayne Wielgus	10,000	0	8,000	$181,600

3.	For Messrs. Ledsinger, DeSantis, Mirgon and Squeri, represents amounts contributed in stock by the Company under its 401(k) Plan and Non- Qualified Savings Plan, which provide retirement and other benefits to eligible employees, including the named officers. For Mr. Schultz, it represents $172,500 in severance payments under his employment contract and $10,315 in stock contributed by the Company under its 401(k) Plan and Non-Qualified Savings Plan.

4.	Mr. Schultz’s employment as Executive Vice President, Domestic Hotels commenced May 1999 and terminated on May 31, 2002.

5.	Mr. Wielgus’ employment as Senior Vice President, Marketing commenced September 2000.

STOCK OPTION GRANTS IN 2002

	Individual Grants					Potential Realizable Value of Assumed Rate of Stock Price Appreciation for Option Term
	Number of Options Granted	Percentage of Total Options Granted to all Employees in 2002	Exercise Base Price Per Share		Expiration Date
Name						5%		10%
Charles A. Ledsinger, Jr.	70,000	11.63		$21.23	2/8/2012		$934,600		$2,368,461
Michael J. DeSantis	27,500	4.57		$21.165	2/7/2012		$366,040		$927,618
Thomas Mirgon	27,500	4.57		$21.165	2/7/2012		$366,040		$927,618
Steven Schultz	0	0		N/A	N/A		0		0
Joseph M. Squeri	31,000 15,000	5.15 2.49	$ $	21.165 25.985	2/7/2012 4/29/2012	$ $	412,627 245,127	$ $	1,045,678 621,201
Wayne Wielgus	35,000	5.81		$21.165	2/7/2012		$465,869		$1,180,605

AGGREGATED OPTION EXERCISES IN 2002

AND YEAR-END OPTION VALUES

	Shares Acquired on Exercise		Number of Unexercised Options at December, 31, 2002		Value of Unexercised in-the-money Options at December 31, 2002
		Value Realized $	Exercisable	Unexercisable
Name (1)	#		#	#	Exercisable	Unexercisable
Charles A. Ledsinger, Jr	—	—	559,851	283,712	$5,487,990	$1,970,421
Michael J. DeSantis	10,000	$133,550	89,466	69,780	$769,058	$358,457
Thomas Mirgon	40,464	$476,277	54,690	80,940	$422,469	$448,124
Steven Schultz	63,200	$617,560	22,000	31,600	$174,240	$231,360
Joseph M. Squeri	—	—	89,892	96,557	$718,549	$400,814
Wayne Wielgus	12,000	$166,860	12,000	71,000	$178,620	$589,585

1.	The closing price of Company common stock as reported by the New York Stock Exchange on December 31, 2002 was $22.70. The value is calculated on the basis of the difference between the option exercise price and such closing price multiplied by the number of shares of Company common stock underlying the option.

Employment Agreements

The Company entered into an employment agreement with Stewart Bainum, Jr., providing for Mr. Bainum, Jr.’s employment as Chairman of the Company’s Board of Directors. The agreement has a term of three years commencing October 15, 1997. The agreement may be extended on the mutual agreement of the parties. Effective February 1, 2002, the agreement was modified to provide Mr. Bainum, Jr. a set retainer of $75,000 per year, with no bonus potential.

The Company entered into an amended and restated employment agreement with Charles A. Ledsinger on November 13, 2002. The amended agreement has a term of four years from November 13, 2002 and provides for an initial base salary of $614,800 per annum, subject to annual adjustments and a target bonus of 65% of his base compensation, based on Company performance. His current 2003 base salary is $644,800. Pursuant to the amended employment agreement, Mr. Ledsinger was granted 100,000 shares of restricted Company common stock The agreement provides that at age 55, Mr. Ledsinger will be deemed to have 10 years of services for purposes of the Executive Deferred Compensation Plan (discussed below) and credited with 10 years of service in addition to his actual years of service for purposes of the Supplemental Executive Retirement Plan (discussed below). The agreement also contains a change of control provision which provides for a severance payment equal to 250% of his base salary and 250% of a prior year’s bonus if he is terminated within twelve months of a change of control of the Company.

The Company has entered into employment agreements with each of the officers listed below. Each agreement is for a term of five years from the effective date (such term automatically extends for one year periods unless notice is given) and provides for a specified base salary, which is subject to annual adjustment, and an annual bonus up to a specified percentage of that officer’s base salary. The annual bonus is based on performance criteria. Each agreement also contains a change of control provision which provides for a severance payment equal to 200% of the officer’s base salary and 200% of a prior year’s bonus if he is terminated within twelve months of a change of control of the Company.

The following table provides the term and compensation payable under each officer’s employment agreement:

Officer	Effective Date	Current 2003 Base Compensation	Target Bonus
Michael DeSantis	April 29, 1998	$262,000	50% of Base
Thomas Mirgon	March 3, 1997	$295,000	50% of Base
Joseph Squeri	June 3, 1999	$320,000	50% of Base
Wayne Wielgus	September 5, 2000	$332,000	50% of Base
Daniel Rothfeld	May 3, 2000	$235,000	50% of Base

Retirement Plans

The Company has adopted the Choice Hotels International, Inc. Amended and Restated Supplemental Executive Retirement Plan (the “SERP”). Participants are the CEO and officers who report directly to the CEO.

Participants in the SERP receive a monthly benefit for life based upon final average salary and years of service. Final average salary is the average of the monthly base salary and bonuses earned in a 60 month period which produces the highest average out of the 120 months of employment, prior to the first occurring of the early retirement date or the normal retirement date. The nominal retirement age is 65, and participants must have a minimum of 5 years of service. Participants may retire at age 55 with 10 years of service and may elect to receive benefits commencing prior to age 65. All of the Named Officers who are participants are age 55 or younger, so that none of their compensation reported above would be included in the final average salary calculation.

Assuming that the following officers continue to be employed by the Company until they reach age 65, their credited years of service are as follows:

Name of Individual	Current Years of Service	Years of Service at Age 65
Charles A. Ledsinger(4)	4	26
Michael J. DeSantis	7	28
Thomas Mirgon	6	24
Joseph Squeri	6	34
Wayne Wielgus	3	20

4.	Mr. Ledsinger’s employment agreement provides that upon attaining age 55, he will be credited with an additional 10 years of service for purposes of the SERP.

The table below sets forth estimated annual benefits payable upon retirement to persons in specified compensation and years of service classifications.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35
$125,000	$18,750	$28,125	$37,500	$37,500	$37,500
$150,000	$22,500	$33,750	$45,000	$45,000	$45,000
$175,000	$26,250	$39,375	$52,500	$52,500	$52,500
$200,000	$30,000	$45,000	$60,000	$60,000	$60,000
$225,000	$33,750	$50,625	$67,500	$67,500	$67,500
$250,000	$37,500	$56,250	$75,000	$75,000	$75,000
$300,000	$45,000	$67,500	$90,000	$90,000	$90,000
$400,000	$60,000	$90,000	$120,000	$120,000	$120,000
$450,000	$67,500	$101,250	$135,000	$135,000	$135,000
$500,000	$75,000	$112,500	$150,000	$150,000	$150,000

The above benefits are straight life annuity amounts, although participants have the option of selecting a joint and 50% survivor annuity or ten-year certain payments. The benefits are not subject to offset for social security and other amounts.

In October 1997, the Company established the Choice Hotels International, Inc. Retirement Savings and Investment Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution retirement, savings and investment plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and includes a cash or deferred arrangement under Section 401(k) of the Code. All employees age 21 or over and who have worked for the Company for a twelve month period during which such employee completed at least 1,000 hours will be eligible to participate. Subject to certain non-discrimination requirements, each employee will be able to contribute an amount to the 401(k) Plan on a pre-tax basis up to 15% of the employee’s salary, but not more than the current Federal limit of $12,000. The Company will match contributions made by its employees subject to certain limitations. The amount of the match will be equal to a percentage of the amount of salary reduction contribution made on behalf of a participant during the plan year based upon a formula that involves the profits of the Company for the year and the number of years of service of the participant. Amounts contributed by the Company pursuant to its 401(k) Plan for Named Officers are included in the Summary Compensation Table under the column headed “All Other Compensation”.

The Company also adopted the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan (“Non-Qualified Savings Plan”). Certain select highly compensated members of management of the Company are eligible to continue contributions to the Non-Qualified Savings Plan. The Non-Qualified

Savings Plan is structured so as to provide the participants with a pre-tax savings vehicle to the extent that pre-tax savings are limited under the 401(k) Plan as a result of various governmental regulations, such as non-discrimination testing. Amounts contributed by the Company under its Non-Qualified Savings Plan for the Named Officers are included in the Summary Compensation Table under the column headed “All Other Compensation.”

The Company match under the 401(k) Plan and the Non-Qualified Savings Plan is limited to a maximum aggregate of 6% of the annual salary of a participant. Likewise, participant contributions under the two plans will not exceed the aggregate of 15% of the annual salary of a participant.

In 2002, the Company adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan (“EDCP”), which became effective January 1, 2003. For certain members of senior management, this plan replaces the Non-Qualified Savings Plan, and these persons are no longer entitled to continue contributions to the Non-Qualified Savings Plan. Under the EDCP, participants may defer up to 90% of their base salary and 100% of their bonus. The Company will match up to 15% of any deferred salary, offset by amounts matched under the 401(k) Plan. The participant’s right to any Company match amount vests at 20% per year from the time the participant joined the plan. After the fifth year of service, all past and future match amounts are 100% vested. A participant may elect a return at either the annual yield of the Moody’s Average Corporate Bond Rate Yield Index plus 3% or a return based upon returns which track an investment portfolio selected by the EDCP’s administrators. No amounts have yet been contributed by the Company to the EDCP. At the adoption of the EDCP, the Company terminated its existing Deferred Compensation Plan, pursuant to which participants could defer up to 100% of their base salary and bonus, with a return equal to the one year treasury bill rate. Amounts contributed by the Company under the EDCP for the Named Officers will be included in the Summary Compensation Table under the column labeled “All Other Compensation”.

THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

In this section, we describe our executive compensation policies and practices, including the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers.

BOARD COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Until September 25, 2002, the Compensation/Key Executive Stock Option Plan Committee consisted of Jerry E. Robertson, Barbara Bainum and Raymond E. Schultz. After September 25, 2002 the Compensation/Key Executive Stock Option Plan Committee consisted of Jerry E. Robertson, Ervin R. Shames and Raymond E. Schultz. No member of our committee during 2002 was an employee of the Company or any of its subsidiaries. Each member qualifies as a “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934, as an “outside director” as defined in Section 162(m)(3) of the Internal Revenue Code and as “independent” under the listing standards of the New York Stock Exchange.

The following philosophy and principles have been set forth as a framework within which our committee operates.

Compensation Committee Philosophy and Guiding Principles

•	Attract and retain talented management;

•	Closely align management’s interests and actions with those of shareholders through the establishment of appropriate award vehicles;

•	Reward employees for enhancing shareholder value through sustained improvement in earnings per share;

•	Position base pay at market so that the Company can vary total compensation costs with financial results by means of variable pay; and

•	Recognize the concept that executive officers individually, and as a group, should have a significant ownership stake in the Company.

Executive Compensation Policies

Compensation Levels

Our committee relates total compensation levels for the Company’s executive officers to the total compensation paid to similarly situated executives based on various independently published compensation surveys, primarily conducted and approved by independent consultants. Summary data on a lodging industry peer group, a franchise industry peer group, and companies of similar size in the service sector are used as the comparison groups. Total compensation is targeted to approximate the median of the competitive market data and comparison companies. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when the Company’s targeted performance goals are exceeded. Similarly, total compensation may lag the market when performance goals are not achieved. Compensation for the Chief Executive Officer and other executive officers was set in February 2002. For the twelve months ended December 31, 2002, total compensation for the President and Chief Executive Officer and for all of the other executive officers was in line with the competitive median.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Code imposes a $1 million ceiling on tax-deductible compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers. Certain types of compensation are only deductible if performance criteria are set and stockholders have approved the compensation arrangements. The Company believes that while it is generally in the best interest of stockholders to structure compensation plans so that compensation is deductible under Section 162(m), there may be times when the benefit of the deduction would be outweighed by other corporate objectives, such as the need for flexibility.

Restricted stock and stock option awards under the Company’s Long-Term Incentive Plan do not meet the requirement necessary for exemption as performance-based compensation. In connection with Charles A. Ledsinger’s amended employment agreement, Mr. Ledsinger was granted 100,000 non-performance based restricted shares of Company Common Stock, of which one-fifth will vest in each of November 2003, 2004, 2005, 2006 and 2007. Mr. Ledsinger was also granted 41,000 shares of non-performance based restricted stock on February 7, 2001, which vest in five equal annual installments beginning on February 7, 2002. At vesting, the fair market value of such shares will be compensation to Mr. Ledsinger and included in calculating the $1 million ceiling unless he elects to defer receipt of such shares at vesting. In 2002 and 2003, Mr. Ledsinger has elected to defer the shares vesting in those years. Additionally, the 1998 employment agreement provided for options to purchase 498,563 shares of Company Common Stock which were granted outside of the 1997 Incentive Plan and which vest in five equal annual installments beginning July 31, 1999. Upon the exercise of such options by Mr. Ledsinger during any fiscal year, his gain (the difference between the fair market value on the date of exercise and the exercise price) will be included in calculating the compensation for that fiscal year for which the federal income tax deduction is disallowed. Our Committee intends to monitor the Company’s compensation programs with respect to such laws.

Annual Compensation

The base salary pay practice as previously adopted by the Compensation Committee is to target compensation at the 55th percentile of the market range among the comparison groups for a particular position and to adjust as appropriate for experience and performance.

Annual merit adjustments for the executive officers affecting compensation paid in the twelve months ended December 31, 2002 were set in February 2002.

In 1997 and again in 2000, the Committee revised its performance measurements for awards under the annual cash bonus program to focus heavily on management’s responsibility to deliver earnings per share based on earnings per share from continuing operations at established annual targets. For executive officers other than the Chief Executive Officer, the measurements include specific performance objectives directly accountable to such executive officer. These performance objectives, where applicable, could include licensee/customer satisfaction and RevPAR improvement and would incorporate each executive officer’s accountability for the successful execution of key initiatives tied to achievement of the Company’s strategic plan. For the 2002 fiscal year, the awards under the annual cash bonus program were based 50% on achieving increased earnings per share and 50% on achieving individual performance objectives. In addition, the annual incentive plans were modified in 2001 to provide that no bonus is paid to the extent that the prior year’s financial targets were not met and also permits bonuses of up to a maximum of 200% of an individual’s target bonus to the extent targets are substantially exceeded. For the fiscal year ended December 31, 2002, for which bonuses were paid in February 2003, actual pay out exceeded the financial targets set by the Committee.

Long-Term Incentives

The Company awards long-term incentives under the 1997 Incentive Plan. The plan gives the Committee the latitude of awarding Incentive Stock Options, non-qualified stock options, restricted stock, and other types of long-term incentive awards. The recommended awards were developed by analyzing peer group average market data and the Company’s past practice. The Committee reviewed and approved a Stock Option Guide Chart for the Company’s executives which utilizes a market based salary multiple to establish a competitive range of stock options from which executive awards could be determined.

Compensation of the Chief Executive Officer

Mr. Ledsinger was appointed Chief Executive Officer and President in August 1998. His base salary is established by his rights under his employment agreement, approved by the Committee. The base salary is reviewed each year by the Committee and is subject to merit increases based primarily on his achievement of performance objectives and the comparison to competitive market data and the comparison companies. The performance objectives vary from year to year but in general relate to such matters as positioning the Company for growth, achieving the Company’s strategic plan and other various financial goals. Although no specific weights are assigned to any particular objective, a greater emphasis is placed on corporate and personal performance than on competitive practices within the industry. In February 2003, the Committee approved a 4.8% annualized merit increase to Mr. Ledsinger’s base salary.

Under the annual cash bonus program, Mr. Ledsinger has the potential to be awarded a target bonus of up to 65% of his base salary if bonus objectives are achieved. Unlike the other executive officers, Mr. Ledsinger’s bonus objectives are tied 100% to earning per share. For the fiscal year ended December 31, 2002, for which bonuses were paid in January 2003, actual pay out exceeded the financial targets set by the Committee.

THE COMPENSATION COMMITTEE

Jerry E. Robertson, Chairman

Ervin R. Shames

Raymond E. Schultz

PERFORMANCE GRAPH

The following graph compares the performance of Choice common stock with the performance of the New York Stock Exchange Composite Index (“NYSE Composite Index”) and the S&P Hotels, Resorts and Cruise Lines Index “S&P Lodging Index”).

The graph assumes that $100 was invested on December 31, 1997, in each of Choice common stock, the NYSE Composite Index, and the S&P Lodging Index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective capitalization, measured at the beginning of each relevant time period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the employment agreement for Wayne Wielgus, Senior Vice President, Marketing, the Company agreed to provide Mr. Wielgus with a $200,000 interest free loan for the purchase of a residence upon his relocation. On April 20, 2001, this loan was funded and Mr. Wielgus executed a promissory note payable to the Company for this amount, which note was due on the earlier of April 20, 2004 or the cessation of his employment. The loan is secured by a deed of trust on Mr. Wielgus’ home.

CareFirst BlueCross BlueShield is the Company’s heath care provider, acting as third-party administration of the Company’s health plan. William L. Jews, a director of the Company, is the President and Chief Executive Officer of CareFirst. In 2002, administration fees of $530,081 were paid by the Company to CareFirst.

In March 1999, the Company entered into subleases for space in its Silver Spring, Maryland headquarter complex with Realty Investment Company, Inc. and Commonweal Foundation. Company board members Stewart Bainum, Jr. and Barbara Bainum, along with other Bainum family members, own a controlling interest in Realty Investment and Ms. Bainum serves as its Vice Chairman. Additionally, Ms. Bainum is Vice Chairman of Commonweal Foundation. In May 2001, Commonweal assigned its sublease to Realty Investment. The subleases with Realty Investment were extended in April, 2002 through December 31, 2004. During fiscal year 2002, the Company received rent payments of $103,524 from Realty Investment. The rental payments under the sublease are a pass through of the Company’s costs under the master lease. As such, the Company believes the sublease is on terms at least as favorable as if obtained from non-related parties.

On April 30, 2002 and June 5, 2002, the Company entered into Master Aircraft Lease Agreements with Wilderness Investment Company, Inc. (“Wilderness”), a corporation which is solely owned by Stewart Bainum, founder of the Company. The leases permit the Company to lease from time to time a Cessna Citation VI and Cessna Citation VII owned by Wilderness. During fiscal year 2002, the Company incurred a total of $32,466 for aircraft usage pursuant to the lease. Mr. Bainum, who is the father of Stewart Bainum, Jr. and Barbara Bainum, retired from the Board of Directors in August 1998. The Company believes the terms of the aircraft lease are at least as favorable as if obtained from non-related parties.

In addition, the Company and Realty Investment entered into a Flight Crew Services Agreement, pursuant to which Realty Investment provided a pilot and co-pilot for the Company to use upon request. The Company paid Realty Investment $9,651.71 under this Agreement during fiscal year 2002. The Company believes the terms of the agreement are at least as favorable as if obtained from non-related parties

During 2002, the Company acquired 1,191,203 shares of Choice Hotels common stock from the Stewart Bainum Declaration of Trust (“SB Trust”). Mr Bainum is the sole beneficiary and trustee of the SB Trust. The shares were acquired on April 24, 2002 (1,000,000 shares at $25.00 per share) and September 12, 2002 (191,203 shares at $24.00 per share). The sale price on April 24, 2002 was negotiated between the Company and the SB Trust at a price that was $1.25 per share lower than the fair market value on that date. The sale price on September 12, 2002 was the average of the reported high and low trading prices on that date.

The Company acquired 108,797 shares of Choice Hotels common stock from the Stewart Bainum, Jr. Charitable Remainder Unitrust (“CRUT”). The CRUT is administered by an independent trustee and Mr. Bainum, Jr. retains a lifetime income interest in the CRUT. The shares were acquired on September 12, 2002 at a price of $24.00 per share. The sale price was the average of the reported high and low trading prices on that date.

The Company acquired 367,668 shares of Choice Hotels common stock from the Stewart Bainum, Jr. Declaration of Trust (“SBJ Trust”). Mr. Bainum, Jr. is the sole beneficiary and trustee of the SBJ Trust The Company also acquired 32,332 shares of Choice Hotels common stock directly from Stewart Bainum, Jr. All 400,000 shares were acquired on October 2, 2002 at a price of $23.57 per share. The sale price was the average of the reported high and low trading prices on that date.

The Company acquired 642 shares of Choice Hotels common stock from Barbara Bainum. The shares were acquired on September 6, 2002 at a price of $23.70 per share. The sale price was the average of the reported high and low trading prices on that date.

Relationship with Sunburst

When the Company was spunoff from Sunburst in October, 1997, the Company and Sunburst entered into certain agreements intended to govern the relationship between the parties after the spinoff. In addition, Sunburst is one of the Company’s largest franchisee, with a portfolio of 49 hotels containing 6,684 rooms as of March 10, 2003. The material terms of certain of these agreements and other arrangements, entered into between the Company and Sunburst, including the franchise agreements with respect to Sunburst’s hotels, are described below.

Amended and Restated Strategic Alliance Agreement

An Amended and Restated Strategic Alliance Agreement became effective in January 2001. The Amended and Restated Strategic Alliance Agreement provides that the following properties shall be included in the 21 MainStay Suites hotels comprising the “MainStay quota,” notwithstanding Sunburst’s transfer of such hotels:

•	The three MainStay Suites properties previously transferred to Choice pursuant to a put-call agreement between Sunburst and Choice;
•	Two other MainStay Suites properties identified and as agreed by the parties; and
•	Any MainStay Suites property sold, transferred or conveyed by Sunburst, if such property is relicensed by the new owner or transferee as a MainStay Suites property under market terms acceptable to Choice.

Senior Subordinated Notes

In connection with the spinoff, the Company loaned to Sunburst approximately $115 million. This loan was represented by a term note in an aggregate principal amount of $115 million (the “Term Note”). In connection with a recapitalization by Sunburst in January 2001, the Company surrendered the Term Note in consideration of approximately $102 million in cash and $35 million in Senior Subordinated Notes.

The Senior Subordinated Notes will mature seven years from issuance. The Senior Subordinated Notes accrued interest at a rate of 11.375% per annum until June 2002, after which time interest is payable semi-annually, in arrears. The notes contain standard and customary high-yield loan terms and conditions.

Ranking and Guarantees.

The Senior Subordinated Notes are general unsecured obligations of Sunburst ranking subordinate in right of payment to all senior debt of Sunburst. The Senior Subordinated Notes are guaranteed by each domestic restricted subsidiary of Sunburst, other than certain future special purpose finance subsidiaries. The guarantee of each guarantor is subordinate in right of payment to all senior debt of such guarantor.

Optional Redemption.

At any time prior to the fourth anniversary of the closing date, Sunburst may redeem all, but not less than all, of the Senior Subordinated Notes at a redemption price equal to 100% of the accreted value of the Senior Subordinated Notes redeemed plus an applicable premium and all accrued unpaid interest and liquidated damages, if any, to the date of redemption. After the fourth anniversary of the closing date, Sunburst may redeem all or part of the Senior Subordinated Notes at a specified redemption price (expressed as percentages of principal amount at maturity) plus accrued and unpaid interest and liquidated damages, if any, on the Senior Subordinated Notes to be redeemed.

Tax Sharing Agreement

The Company and Sunburst have entered into a Tax Sharing Agreement for purposes of allocating tax liabilities of Former Choice from before the spinoff among the Company and Sunburst and their respective subsidiaries. In general, Sunburst will be responsible for (i) filing consolidated federal income tax returns for the Sunburst affiliated group and combined or consolidated state tax returns for any group that includes a member of the Sunburst affiliated group, including in each case the Company and its subsidiaries for the periods of time that such companies were members of the applicable group and (ii) paying the taxes relating to such tax returns to the applicable taxing authorities (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). The Company will reimburse Sunburst for the portion of such taxes that relates to the Company and its subsidiaries, as determined based on their hypothetical separate company income tax liabilities. The Company and Sunburst have agreed to cooperate with each other, and to share information, in preparing such tax returns and in dealing with other tax matters.

Employee Benefits Allocation Agreement

In connection with the spinoff, the Company and Sunburst entered into an Employee Benefits and Other Employment Matters Allocation Agreement (the “Employee Benefits Allocation Agreement”). The Employee Benefits Allocation Agreement provides for the allocation subsequent to the spinoff of employee benefits, as they relate to employees who remained employed by Sunburst or its subsidiaries (“Sunburst Employees”) after the spinoff and employees who are employed by the Company or its subsidiaries after the spinoff (“Choice Employees”). Pursuant to the Employee Benefits Allocation Agreement, Sunburst will continue sponsorship of the various Sunburst profit sharing plans, stock plans and health and welfare plans with respect to Sunburst Employees. The Company has established a number of plans which allow it to provide to its employees substantially the same benefits currently provided to them as employees of Former Choice. The Employee Benefits Allocation Agreement provides for cross-guarantees between the Company and Sunburst with respect to the payment of benefits under certain plans and for cross-indemnification for employment-related claims arising prior to the spinoff.

The Employee Benefits Allocation Agreement also provided for the adjustment of outstanding options to purchase shares of Sunburst common stock held by Sunburst Employees, Choice Employees and employees of Manor Care who hold such options as a result of the Former Choice spinoff. As a result of these adjustments, the Company granted options to purchase approximately 5,222,474 shares of common stock to Choice Employees, Sunburst Employees and employees of Manor Care.

Franchise Agreements

The Clarion, Comfort, Econo Lodge, Sleep Inn, Quality, MainStay Suites and Rodeway marks are each owned by the Company. Each hotel property owned by Sunburst is subject to a franchise agreement between the Company and Sunburst, as franchisee (the “Franchise Agreements”). (The material terms of such agreements are described below.) Total revenues to the Company for franchising, royalty, and marketing and reservation fees for fiscal year 2002 were $8,012,339.

Term.

Each Franchise Agreement has an initial term of 20 years, except the agreement for Tempe, Arizona which is a year to year agreement. The Franchise Agreements have varying original dates, from 1982 through 1996. Certain Franchise Agreements allow for unilateral termination by either party on the 5th, 10th, or 15th anniversary of the Franchise Agreement.

Termination by Sunburst.

Sunburst (except with respect to one property as described below) may terminate a Franchise Agreement if the Company defaults on its material obligations under such Franchise Agreement and fails to cure such defaults within 30 days following written notice. The Franchise Agreement with respect to the Quality Hotel-Arlington (the “Non-Standard Franchise Agreement”) does not allow Sunburst to terminate such Franchise Agreement.

Termination by Choice.

The Company (except with respect to the Non-Standard Franchise Agreement) may suspend or terminate a Franchise Agreement at any time, if, among other things, Sunburst (a) fails to submit reports when due; (b) fails to pay amounts due under such Franchise Agreement; (c) fails to pay its debts generally as they become due; or (d) receives two or more notices of default for similar reasons for any 12 month period. The Company (except with respect to the Non-Standard Franchise Agreement) may terminate a Franchise Agreement immediately upon notice to Sunburst if, among other things, (a) certain bankruptcy events occur with respect to Sunburst; (b) Sunburst loses possession or the right to possession of the Property; (c) Sunburst breaches transfer restrictions in the related Franchise Agreement; (d) any action is taken to dissolve or liquidate Sunburst; or (e) there is a threat or danger to the public health and safety in the continued operation of the Property. If a Franchise Agreement is terminated by the Company for any of the reasons discussed in the immediately preceding two sentences, Sunburst is required to pay Special Interest equal to the product of (i) the average monthly gross room revenue for the preceding 12 months, multiplied by (ii) the royalty fee percentage (more fully described below), multiplied by (iii) the number of months unexpired under the term of the related Franchise Agreement (in no event less than $21-$50 multiplied by the specified room count).

The Non-Standard Franchise Agreement has termination provisions similar to those in the other Franchise Agreements. The Company may terminate the Non-Standard Franchise Agreement immediately upon notice to Sunburst if, among other things, (a) certain bankruptcy events occur with respect to Sunburst; (b) certain breaches of the related agreements are not remedied; (c) any action is taken to dissolve or liquidate Sunburst; or (d) legal proceedings against Sunburst are not dismissed within a certain period of time. Upon termination, the Franchise Agreement for the Rodeway Inn-Phoenix (Tempe) calls for Special Interest of the greater of (i) $50,000 and (ii) the sum of the previous two years of fees paid by the licensee.

Fees.

The Franchise Agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 1.93% to 5.0% of monthly gross room revenues; (b) a marketing fee of between 0.7% and 2.5% plus $0.28 per day multiplied by the specified room count; and (c) a reservation fee of 0.88% to 1.75% of monthly gross room revenues (or 1% of monthly gross room revenues plus $1.00 per room confirmed through Choice’s reservation system). The marketing fee and the reservation fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally. Late payments (i) will be a breach of the Franchise Agreement and (ii) will accrue interest from the date of delinquency at a rate of 1.5% per month or portion thereof.

Certain Covenants.

The Franchise Agreements impose certain affirmative obligations upon the Company including: (a) to lend the Franchisor an operations manual; (b) to utilize money collected from marketing and reservation fees to promote those aspects of the franchise business; and (c) to periodically inspect the Property. The Franchise Agreements also impose affirmative obligations upon Sunburst including: (a) to participate in a specified reservation system; (b) to keep and comply with the up-to-date version of the Company’s rules and regulations for properly running the specified franchise; (c) to prepare monthly financial and other records; (d) to not interfere with the franchised mark(s) and the Company’s rights thereto; and (e) to maintain certain specified insurance policies.

Assignments.

Sunburst is prohibited from directly or indirectly selling, assigning, transferring, conveying, pledging or mortgaging its interest in the Franchise Agreement, or any equity interest in such franchise interests without the consent of the Company except that, among other things, certain percentages of ownership interests in Sunburst may be transferred without the Company’s consent. The Company’s consent to such transfers, will not be given unless, among other things: (a) all monetary obligations due under the Franchise Agreement are paid to the Company; (b) no defaults under the Franchise Agreement remain uncured; (c) the transferee agrees in writing to upgrade the related Property to the then-current standards; and (d) the transferee agrees to remain liable for all obligations under the Franchise Agreement so transferred.

The Company is permitted to assign all or any part of its rights or obligations under the Franchise Agreements. However, the Franchise Agreements (with the exception of the Non-Standard Franchise Agreement) do not permit the Company to absolve itself from the obligations that it transfers under the Franchise Agreement. Upon the assignment of the Company’s obligations under the Non-Standard Franchise Agreement, the Company will no longer be liable with respect to the obligations it so transfers.

Amendments to Franchising Agreements

In connection with Sunburst’s recapitalization, Choice and Sunburst entered into an Omnibus Amendment of the Franchise Agreements as follows.

Fees.    The Omnibus Amendment provides that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, and (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998. These ten Franchise Agreements shall contain a provision permitting termination by either party only on the tenth or fifteenth anniversary of the date of the contract.

Liquidated Damages Provision.    The amended Franchise Agreements provide that all Franchise Agreements by and between Choice and Sunburst (except as noted below), are amended such that any references to liquidated damages are deleted. The exceptions are any Franchise Agreements related to MainStay Suites and Sleep Inns or any other hotel owned by Sunburst that carried a Choice brand which is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice brands. For these hotels, so long as Sunburst is not in default under the Senior Subordinated Notes and Choice remains the holder of such Notes, any liquidated damages to be paid with respect to any such hotel will not exceed a maximum of $100,000.

Reflagging.    The amended Franchise Agreements provide that Sunburst will not reflag any of the twenty-one MainStay Suites hotels included in the MainStay quota or seek termination of any related Franchising Agreement or allow any other brand to be flagged to any such hotel prior to October 15, 2003; provided, however, Sunburst may prior to October 15, 2003 reflag, or permit the reflagging of, up to two of these properties and may sell, transfer or convey any such MainStay Suites hotel if such property is relicensed by the new owner or transferee as a MainStay Suites hotel under market terms acceptable to Choice. The amended Franchise Agreements provide that after October 15, 2003, Sunburst may reflag any MainStay Suites hotels and terminate any such franchise agreement, and Choice shall waive any claim against Sunburst for damages caused by such reflagging or termination, including liquidated damages, if Sunburst gives thirty days prior written notice to Choice and Sunburst pays $100,000 as a termination fee for each MainStay Suites hotel, other than the two properties referred to above, that is to be reflagged or for which the Franchise Agreement is to be terminated.

Other Amendments to Franchise Agreements.    The amended Franchise Agreements provide that if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice:

•	If that property is not past due on any fees and is not failing a quality assurance review, Choice will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan); and
•	If that property is not past due on any fees but is failing a quality assurance review, Choice will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.

Franchise Fee Credits.    The amended Franchise Agreements provide that Choice shall establish an account to serve as a mechanism for administering the “shortfall balance.” The initial amount credited to the shortfall balance shall be $2,142,887, which represents the amount by which an agreed upon target cumulative EBITDA for MainStay Suites hotels subject to the MainStay quota (excluding properties previously sold to Choice) for the period from October 1, 1996 through December 31, 1999 exceeds the actual cumulative EBITDA for such period. For each year beginning January 1, 2001 until the shortfall freeze date, as defined below, the shortfall balance shall be adjusted by 50% of the amount, if any, by which the target cumulative EBITDA for the preceding year exceeds the actual cumulative EBITDA for such MainStay Suites hotels for such year. Each year, on or prior to February 15 of such year, Sunburst shall determine the actual cumulative EBITDA for the preceding year in a manner consistent with the calculation of the target cumulative EBITDA and whether an adjustment is warranted and shall deliver written notice thereof to Choice together with the monthly operating statements for each applicable hotel. From and after the earlier of October 15, 2003 and the first year in which no adjustment is required, i.e., the “shortfall freeze date,” no further adjustments shall be determined and the shortfall balance shall thereafter be zero.

The shortfall balance, if any, shall be applied by Sunburst as a credit against royalty, reservation and marketing fees payable to Choice as follows:

•	First, to fees payable pursuant to the Franchise Agreements related to the MainStay Suites hotels subject to the MainStay quota for each month prior to the tenth anniversary of the ate of each such Franchise Agreement; and
•	Second, to fees payable pursuant to Franchise Agreements for other MainStay Suites hotels or for any other brand developed by Choice.

Prior to the shortfall freeze date, any remainder of the shortfall balance shall carry forward until used.

Potential Conflicts

The ongoing relationship between the Company and Sunburst resulting from the agreements and arrangements described above may potentially give rise to conflict of interest between the Company and Sunburst. With respect to the agreements between the parties, the potential exists for disagreements as to the quality of the services provided by the parties and as to contract compliance. Nevertheless, the Company believes that there will be sufficient mutuality of interest between the two companies to result in a mutually productive relationship.

In addition, Stewart Bainum Jr. serves as Chairman of the Boards of Directors of both the Company and Sunburst and Barbara Bainum serves as a director of both. As a result of the spinoff, Mr. Bainum, Jr., as well as certain other officers and directors of the Company and of Sunburst, also own shares and/or options or other right to acquire shares in the Company. Appropriate policies and procedures are followed by the Board of Directors of the Company and Sunburst to limit the involvement of Mr. Bainum, Jr., Ms. Bainum (and, if appropriate, relevant officers of such companies) in conflict situations, including requiring them to abstain from voting as directors of either the Company or Sunburst on certain matters which present a conflict between the two companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s reporting officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “Commission”), the New York Stock Exchange and the Company. Based solely on the Company’s review of the forms filed with the Commission and written representations from reporting persons that they were not required to file Form 5 for certain specified years, the Company believes that all of its reporting officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during the fiscal year ended December 31, 2002, except for the following late filings: Thomas Mirgon was one day late in filing a Form 4.

AUDIT COMMITTEE MATTERS

Upon the recommendation of the Audit Committee and in compliance with the regulations of the New York Stock Exchange, the Board of Directors has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings, and the responsibilities of the Audit Committee. In 2002, the Audit Committee charter was amended, and a copy of the amended charter is appended to this Proxy Statement as Appendix A. Until September 25, 2002, the Audit Committee consisted of Raymond E. Schultz as Chairman, Larry R. Levitan and William L. Jews. After September 25, 2002, the Audit Committee consisted of Mr. Levitan as Chairman, Mr. Schultz and Ervin R. Shames. The Audit Committee is composed of three independent directors within the meaning of the New York Stock Exchange’s rules.

Report of Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of Choice Hotels International, Inc.’s accounting functions and internal controls.

Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Generally Accepted Auditing Standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.

In this context, the Audit Committee has reviewed and discussed with management and independent auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s audited financial statements as of and for the year ended December 31, 2002. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles (GAAP). The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards (SAS) No. 90, Audit Committee Communications and SAS No. 61, Communications with Audit Committees. Both of these statements were issued by The Standards Board of the American Institute of Certified Public Accountants.

In addition, the Audit Committee has discussed with PricewaterhouseCoopers their independence from the Company and its management, including matters in the written disclosure required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the provision of non-audit services by the independent auditors. A disclosure summarizing the fees paid to PricewaterhouseCoopers in 2002 for audit and non-audit services appears under the heading “Fiscal Year 2002 Audit Firm Fee Summary” below.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Larry R. Levitan, Chairman

Raymond E. Schultz

Ervin R. Shames

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

On April 30, 2002, Arthur Andersen LLP was dismissed as the Company’s independent public accounting firm. On April 30, 2002, the Audit Committee appointed PricewaterhouseCoopers to act as the Company’s independent public accounting firm and to audit the Company’s financial statements. Neither Arthur Andersen’s report on the Company’s 2001 financial statements nor PricewaterhouseCoopers’ report on the Company’s 2002 financial statements contained any adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During 2001 and 2002, there were no disagreements with Arthur Andersen or PricewaterhouseCoopers, respectively, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

It is expected that representatives of PricewaterhouseCoopers will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

FISCAL 2002 AUDIT FIRM FEE SUMMARY

Audit Fees

The Company paid or accrued an aggregate of $61,000 in fees for professional services rendered by PricewaterhouseCoopers in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during the periods ended June 30, 2002 and September 30, 2002. The Company paid or accrued an aggregate of $129,500 for professional services rendered by Arthur Andersen in connection with the audit of the Company’s 2001 financial statements and review of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2002.

Financial Information Systems Design and Implementation Fees

The Company did not engage Arthur Andersen or PricewaterhouseCoopers for any professional services for the fiscal year ended December 31, 2002 in connection with the design and implementation of financial information systems.

All Other Fees

The Company paid or accrued an aggregate of $76,801 and $543,076 in fees for other services rendered by PricewaterhouseCoopers and Arthur Andersen, respectively, to the Company and its affiliates for the fiscal year ended December 31, 2002, primarily related to the following:

•	Employee Benefit plan audit,
•	Marketing and reservation fund audits, and
•	Tax compliance and consulting

PROCEDURES FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

Under the Company’s Bylaws, nominations for director may be made only by the Board of Directors or a committee of the board, or by a stockholder entitled to vote who has delivered notice to the Company not less than 60, nor more than 90, days before the first anniversary of the preceding year’s annual meeting. The Nominating and Corporate Governance Committee will consider stockholders’ nominees for director provided that such a notice is provided, and that the notice otherwise satisfies the requirements for such notice in the Company’s bylaws.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within the time limits described above for a nomination for the election of a director. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company’s proxy statement under SEC Rule 14a-8.

Stockholder Proposals for 2004 Annual Meeting

Stockholder proposals intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company’s Corporate Secretary no later than March 1, 2004. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s 2004 proxy materials.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the 2003 annual meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclose proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

Michael J. DeSantis

Secretary

Dated:  April     , 2003

Appendix A

CHOICE HOTELS INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTOR STOCK OPTION AND

DEFERRED COMPENSATION STOCK PURCHASE PLAN

Choice Hotels International, Inc. (formerly Choice Hotels Franchising, Inc.) has adopted and established a non-qualified stock option plan for Non-Employee Directors in accordance with the following terms and conditions. The plan also provides Non-Employee Directors the ability to elect to defer compensation and purchase stock with director fees.

SECTION ONE

DESIGNATION AND PURPOSE OF THE PLAN

A.    Designation.    This Plan is designated the “Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan”.

B.    Purpose.    The purpose of this Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in increased ownership of Company Stock by Non-Employee Directors. It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

C.    Governing Law.    This Plan shall be interpreted and enforced in accordance with the laws of the State of Maryland, without reference to its conflict of laws principles.

SECTION TWO

DEFINITIONS

As used in this Plan, the following terms mean:

A.    “Board” means the Board of Directors of the Company.

B.    “Company” means Choice Hotels International, Inc.

C.    “Non-Employee Director” means a member of the Board of the Company who is not an employee of the Company or any of its subsidiaries.

D.    “Option” means a non-qualified stock option granted to a Participant under this Plan. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by an Option agreement.

E.    “Participant” means any Non-Employee Director who is granted an Option as provided in this Plan.

F.    “Plan” means this Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan.

G.    “Stock” and “Company Stock” mean the common stock of Choice Hotels International, Inc.

H.    Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

1

PART A

RULES RELATING TO STOCK OPTION PROGRAM

SECTION THREE

STOCK SUBJECT TO OPTION

A.    Total Number of Shares.    The total number of shares of Stock which may be included in all Options granted to all Participants under this Part A is 150,000 shares. The maximum number of shares authorized may be increased from time to time by approval of the Board, and if required, pursuant to Rule 16b-3 of the Securities and Exchange Commission or its successors or the applicable rules of any stock exchange, the stockholders of the Company. Such Stock may be either authorized and unissued Stock or reacquired Stock.

B.    Expired Options.    If any Option granted under this Part A (i) is unexercisable, or (ii) is terminated, or (iii) expires or is canceled for any other reason, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Part A.

SECTION FOUR

ADMINISTRATION OF THIS PART A

This Part A shall be administered by the Board. The Board shall have all the powers vested in it by the terms of this Part A, such powers to include authority (within the limitation described herein) to prescribe the form of the agreement embodying awards of Options made under this Part A. Subject to the provisions of this Part A, the Board shall have the power to construe this Part A, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Part A as it may deem desirable. Any decision of the Board in the administration of this Part A, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

SECTION FIVE

SELECTION OF PARTICIPANTS

Each Non-Employee Director shall be eligible to receive an Option in accordance with Section Six. Each Option granted under this Part A shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Part A and shall comply with the terms and conditions set forth in Sections Six and Seven. Such an agreement shall incorporate the provisions of this Part A by reference.

Notwithstanding any provision to the contrary contained herein, Options shall be granted under this Plan to persons, including without limitation, non-employee directors of Manor Care, Inc., its subsidiaries, and affiliated companies in substitution for prior Options under plans of Manor Care, Inc. in accordance with the Employee Benefits and Other Employee Matters Allocation Agreement between Manor Care, Inc. and the Company

SECTION SIX

GRANT OF OPTIONS

AND LIMITATIONS ON EXERCISE

A.    Initial Grant for New Members of the Board.    Each Non-Employee Director, upon the date of his or her initial election or appointment as a director of the Company, shall receive an Option to purchase for five years 5,000 shares of Stock, subject to the terms and conditions herein.

B.    Annual Grant.    As of each annual Stockholders Meeting of the Company thereafter, commencing in the calendar year subsequent to the calendar year in which an initial grant was awarded the Non-Employee

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Director pursuant to Sections Six A or B above, each Non-Employee Director shall receive an Option to purchase for five years 1,000 shares of Stock, subject to the terms and conditions herein.

C.    Vesting.    The Option is not exercisable for a period of two years from the date of grant. Thereafter, an Option becomes exercisable (a) to the extent of one-third of the total number of shares subject to the option following the expiration of two years from the date of grant; (b) to the extent of an additional one-third following the expiration of three years from the date of grant; and (c) to the extent of an additional one-third following the expiration of four years from the date of grant. An Option is cumulative and any portion of an Option not exercised at the time it becomes exercisable may be exercised at any time thereafter prior to its termination date.

D.    Limitation.    In no event may an Option be exercised by anyone after the expiration of five years from the date of grant.

E.    Board Retirement.    A Participant who ceases to serve on the Board after reaching age 65 and who has been a member of the Board for at least ten years prior to the date of retirement shall be permitted to exercise his entire Option notwithstanding the limitations of Section Six D above.

F.    Insufficient Number of Shares.    In the event that the number of shares of Stock available for future grant under this Part A is insufficient to make all grants required to be made on any date, then all Participants entitled to a grant on such date shall share ratably in the number of shares of Stock which may be included in Options granted to Participants under this Part A.

SECTION SEVEN

OPTION PRICES

A.    Determination of Option Price.    The Option price for Stock shall be equal to 100% of the fair market value of the Stock on the date of grant.

B.    Determination of Fair Market Value.    The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the mean of the high and low prices at which the Stock was sold on the market on the next preceding date for which the Stock was so sold.

SECTION EIGHT

EXERCISE OF OPTION

A.    Method of Exercising an Option.    Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Company’s President or Secretary stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

B.    No Obligation to Exercise Option.    A Participant is under no obligation to exercise an Option or any part thereof.

C.    Payment for Option Stock.    Stock purchased pursuant to an Option agreement shall be paid in full at the time of purchase. Payment may be made (a) in cash, (b) by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Upon receipt of payment and subject to paragraph E of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

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D.    Delivery of Stock to Participant.    The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Part A. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

E.    Failure to Accept Delivery of Stock.    If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Board, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

SECTION NINE

TRANSFERABILITY OF OPTIONS

The Board may impose such restrictions on transferability of an Option, if any, as it may in its sole discretion determine.

SECTION TEN

PURCHASE FOR INVESTMENT

A.    Written Agreement by Participants.    Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

B.    Registration Requirement.    Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

SECTION ELEVEN

CHANGES IN CAPITAL STRUCTURE OR SHARES

In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Three of this Plan and as to the number and kind of securities covered by each outstanding Option and, where applicable, the price per share thereunder.

SECTION TWELVE

CORPORATE REORGANIZATION OR DISSOLUTION

A.    In the event of the dissolution or liquidation of the Company, any Option granted under this Part A shall terminate as of a date to be fixed by the Board, provided that not less than 15 days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise his Option as to all or any part of the Stock covered thereby including Stock as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

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B.    In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then:

1)	If there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the Stock under outstanding and unexercised Options for securities of another corporation, then the Board shall take such action, and the Options shall terminate, as provided in paragraph A of this Section Twelve, or

2)	If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the Stock under outstanding and unexercised Options for securities of another corporation, then the Board shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under this Part A which are then to be available for grant under this Part A, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such Options.

The term “Reorganization” as used in this paragraph B of this Section Twelve shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

C.    Adjustments and determinations under this Section Twelve shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

SECTION THIRTEEN

TERMINATION OF SERVICE

A.    Severance.    Subject to the provision of Paragraph B of this Section Thirteen, in the event a Participant ceases to be a Non-Employee Director, his Option terminates one month from the date of such cessation of service. Subject to the provisions of Paragraph F of Section Six, such Option shall be exercisable only to the extent the Participant was entitled to exercise the Option on the date of such cessation of service.

B.    Death.    If a Participant dies prior to the full exercise of his Option, his Option to purchase Stock under such Option may be exercised to the extent, if any, that Participant would be entitled to exercise it at the date of Participant’s death by the person to whom the Option shall pass by will or by the laws of descent and distribution within twelve months of Participant’s death or the expiration of the term of the Option whichever date is sooner.

SECTION FOURTEEN

APPLICATION OF FUNDS

All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

SECTION FIFTEEN

PARTICIPANT’S RIGHTS AS A STOCKHOLDER

A Participant has no rights as a stockholder with respect to any shares of Stock covered by his Option until the date a stock certificate is issued to him for such shares. Except as otherwise provided for in Section Eleven of this Part A, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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SECTION SIXTEEN

AMENDMENT AND TERMINATION OF THIS PART A

A.    Discretion of the Board of Directors.    This Part A may be terminated or amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that this Part A shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No amendment of this Part A shall materially and adversely affect any right of any Participant with respect to any Option theretofore granted without such Participant’s written consent.

B.    Automatic Termination.    This Part A shall terminate on October 15, 2007. Options may be granted under this Part A at any time and from time to time prior to this Part A’s termination. Any Option outstanding at the time this Part A is terminated shall remain in effect until said Option is exercised or expires.

PART B

RULES RELATING TO DEFERRED COMPENSATION

STOCK PURCHASE

SECTION SEVENTEEN

DEFERRAL OF FEES

A Non-Employee Director may elect by written notice to defer payment on all or a portion of his fees (including Committee fees) for any year, subject to the following conditions:

During the period of the active service (as hereinafter defined) of a Non-Employee Director, the Non-Employee Director agrees to serve the Company faithfully and, to the best of the ability of the Non-Employee Director, to perform such services and duties as shall be assigned to the Non-Employee Director by the Board.

For purposes of this Part B, the period of the active service of the Non-Employee Director shall mean the period commencing with the date of election or appointment of the Non-Employee Director and expiring on the date on which occurs the termination of the service of the Non-Employee Director by reason of expiration of term or the date of resignation, removal or death of the Non-Employee Director, whichever shall occur first. Nothing contained herein shall be construed as conferring upon the Non-Employee Director the right to continue in the active service of the Company.

SECTION EIGHTEEN

ELECTION AND DEFERRED ACCOUNTS

A.    Prior to the thirty-first day of May of each year during the period of the active service of the Non-Employee Director, the Non-Employee Director may instruct the Company by delivery to it of written notice to withhold a specified percentage (not less than 25%) of any fees otherwise payable to the Non-Employee Director for services to be rendered in the following fiscal year (the “Deferred Amounts”). Such election shall be irrevocable with respect to such fiscal year. The Company shall establish a grantor “Rabbi Trust” and shall establish thereunder on behalf of the Non-Employee Director upon a deferral election a liability account which shall consist of a Stock Deferred Account and an Interest Deferred Account (each a “Deferred Account”).

B(i)    Stock Deferred Account

(a)    An agent (the “Agent”) shall be appointed by the Board or any individual or committee to which the Board has delegated authority to act with respect to the appointment of the Agent to perform the functions and have the responsibilities assigned to the Agent in this Section Eighteen with respect to the

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purchase of Stock. The Board or such individual or committee shall have the right to change the Agent at any time. Except as provided in Section 18B(i)(b), the Company shall pay the compensation and expenses of the Agent.

(b)    Deferred Amounts shall initially be deposited to the Interest Deferred Account (the “Initial Deferred Amounts”). For each fiscal year of the Company, the Agent shall cause all Initial Deferred Amounts to be applied to the open market purchase of whole shares of Stock within fifteen days after December 1, February 28 and May 31 of such fiscal year. The Agent shall have all authority to determine the times of such purchases, the prices at which such purchases are made, the manner of such purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases. All brokerage fees and commissions with respect to such purchases shall be deducted from the Initial Deferred Amounts. The Agent shall credit each Stock Deferred Account with the number of whole shares of Stock equal to such account’s Initial Deferred Amount applied by the Agent to the purchase of Stock divided by the average price per share purchased by the Agent. Initial Deferred Amounts representing a fraction of the purchase price of a share shall be credited to their respective Interest Deferred Account. Any shares of Stock held in a Stock Deferred Account shall be voted by the trustee of the “Rabbi Trust”.

(c)    In the alternative, but only if and to the extent that the Company shall have instructed the Agent concurrent with or prior to the delivery to the Agent of the Initial Deferred Amounts, the Agent shall purchase whole shares of Stock directly from the Company and not in the open market. Each such purchase from the Company shall be at a price equal to the closing price of Stock on the market on the business day preceding the date such purchase is made.

(d)    During the period that such Stock Deferred Account is maintained, on each date on which the Company pays dividends on its Stock, the Interest Deferred Account shall be credited with an amount equivalent to the amount of dividends declared by the Company with respect to the Stock held in the Stock Deferred Account (“Dividend Equivalents”).

(e)    The total number of shares of Stock which may be purchased under this Part B is 80,000 shares. The maximum number of shares may be increased from time to time by approval of the Board, and if required, pursuant to Rule 16b-3 of the Securities and Exchange Commission or its successors or the applicable rules of any stock exchange, the stockholders of the Company. Such Stock may be either authorized and unissued shares or reacquired shares.

(f)    In the event of a change in the capital structure or shares of the Company as described in Section Eleven, the number and kind of securities specified in Section Eighteen of this Part B, and the number and kind of securities entered in a Stock Deferred Account shall be adjusted in a manner consistent with Section Eleven.

B(ii)    Interest Deferred Account

All additions to the Interest Deferred Account will be invested in short- to mid-term fixed-income investments selected by the Company from time to time. There shall be credited to the Interest Deferred Account all gains, losses, and income attributable to such investments.

SECTION NINETEEN

ANNUAL STATEMENT

The Company will provide an annual statement of the Deferred Accounts to each participant Non-Employee Director showing amounts of fees deferred and additional amounts credited to his Deferred Accounts in accordance with Section 18.

SECTION TWENTY

PAYMENT

Upon the termination of active service of a Non-Employee Director, the Company shall pay such Non-Employee Director his Deferred Accounts in one lump sum payment as soon after his termination of active

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service as is administratively feasible unless such Non-Employee Director had previously made an election, at least sixty (60) days prior to the effective date of such termination of active service, to receive his Deferred Accounts in the form of installment payments. At least sixty (60) days prior to his termination of active service, a Non-Employee Director may make an irrevocable election to receive his Deferred Accounts in the form of installment payments over a period of time designated by the Non-Employee Director but in no event to exceed twenty (20) years. In the event that the installment method of payment is selected, the Non-Employee Director will further designate whether installment payments are to be made on a monthly, quarterly, semi-annual or annual basis. During the period of installment distributions, the Interest Deferred Account will be credited with an earnings factor computed pursuant to the principles described in Section 18 B(ii), above. In the event that a Non-Employee Director dies after having made an installment election but prior to the receipt of all installment payments thereunder, the remaining payments will be made to the beneficiary by the Non-Employee Director designated for purposes of this Part B through the remaining duration of the elected installment period, unless the Non-Employee Director has provided in such installment election for a different form of payment to the beneficiary of the Non-Employee Director in the event of the death of the Non-Employee Director, in which event such different form of payment shall be made to the beneficiary of the Non-Employee Director. The computation of the amount of a lump sum payment or the amount of an installment payment shall be made by reference to the balance of the Deferred Account as of the date of the distribution.

SECTION TWENTY-ONE

DEATH OF NON-EMPLOYEE DIRECTOR

Where the death of the Non-Employee Director occurs prior to making his election, payments of compensation deferred shall be made in such manner determined by the beneficiary.

SECTION TWENTY-TWO

DEATH OF NON-EMPLOYEE DIRECTOR AND BENEFICIARY

If both the Non-Employee Director and his designated beneficiary should die, the total amount standing to the credit of the Non-Employee Director in the Deferred Accounts shall be determined as of the date of death of the designated beneficiary (including any additional amounts credited to such Account pursuant to Section Eighteen B(ii)) and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

SECTION TWENTY-THREE

TAXES

Payments will be made to the Non-Employee Director or beneficiary after deducting taxes required by federal and/or state governments, if any.

SECTION TWENTY-FOUR

ADMINISTRATION OF THIS PART B

This Part B shall be administered by the Board, except as provided in Section 18. The Board shall have all the powers vested in it by the terms of Part B. Subject to the provisions of this Part B, the Board shall have the power to construe this Part B, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Part B as it may deem desirable. Any decision of the Board in the administration of this Part B, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

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SECTION TWENTY-FIVE

UNSECURED GENERAL CREDITOR

Nothing contained in this Part B and no action taken pursuant to the provisions of this Part B shall create or be construed to create a trust of any kind other than a grantor “Rabbi Trust”, or a fiduciary relationship between the Company and the Non-Employee Director, his designated beneficiary or any other person. Any compensation deferred under the provisions of this Part B shall continue for all purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payment from the Company under this Part B, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION TWENTY-SIX

NO ASSIGNMENT

The right of the Non-Employee Director or any other person to the payment of deferred compensation or other benefits under this Part B shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.

SECTION TWENTY-SEVEN

SUCCESSORS AND ASSIGNS

This Part B shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and the Non-Employee Director and his heirs, executors, administrators and legal representatives.

SECTION TWENTY-EIGHT

CHANGE OF CONTROL

In the event of a change of control of the Company, the Company shall immediately pay the Non-Employee Director his Deferred Accounts, including accrued interest. A “change of control” shall mean (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) the acquisition of twenty-five percent or more of the voting securities of the Company by a person, group, or entity or (iii) the sale of all or substantially all of the assets of the Company or (iv) individuals who were members of the Board immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Non-Employee Directors do not constitute a majority of the Board immediately following such election, unless that election of such new Non-Employee Directors was recommended to the stockholders by management of the Company.

SECTION TWENTY-NINE

AMENDMENT AND TERMINATION OF THIS PART B

A.    Discretion of the Board of Directors.    The Board of Directors may at any time terminate or amend this Part B. Except as herein provided, no such termination may affect Stock previously purchased.

B.    Automatic Termination.    This Part B shall terminate on October 15, 2007.

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Appendix B

CHOICE HOTELS INTERNATIONAL, INC.

CORPORATE ETHICS POLICY

PURPOSE AND SCOPE

The Board of Directors of Choice Hotels International, Inc. and its subsidiaries (“Choice”) established and updates this Corporate Ethics Policy (“Policy”) to aid each director, officer and employee in each Choice operating unit, facility, and department, in making ethical and legal decisions in your daily work. Please direct all your questions on the Policy and how to use it effectively to Choice’s Corporate Compliance Officer (“CCO”), appointed by the Chief Executive Officer.

Choice requires you to conduct our Company’s business using good judgment and the highest legal and ethical standards including the ethical handling of actual or apparent conflicts on interest between personal and professional relationships. Although the Policy is based on common sense and courtesy, Choice understands that you often encounter work situations that challenge your judgment. As a Choice director, officer or employee faced with such challenges, you should refer to the Policy’s consistent and uniform guidelines to evaluate and respond in a way that meets Choice’s moral and legal standards. Use this Policy frequently to ensure that you act within the Policy’s spirit and that you react to challenges facing you in compliance with each principle and standard. Your consistently ethical behavior helps Choice prosper by earning the trust and respect of our customers, suppliers, shareholders, competitors, and community.

STANDARDS OF CONDUCT

Each Choice director, officer and employee must:

1.    Comply with all laws, rules and regulations.    Compliance with applicable governmental laws, rules and regulations does not comprise our entire ethical responsibility. Rather, it is a minimum, essential condition for performance of your duties. If you suspect that you, a co-worker or Choice may have done or may be about to do something that violates this Policy, other Choice policies, or any regulation or law, immediately contact your supervisor, the CCO, or the Legal Department. They are there to help you interpret the Policy, applicable laws, rules and regulations before you act. If you don’t notify one of these people when you know or suspect a violation, you may jeopardize yourself, your employment, and Choice.

2.    Be honest and true.    You must always give accurate information to Choice’s customers and vendors, and to the public. If you are involved in proposals, bid preparations, or contract negotiations, you must be certain that all statements, communications, and representations to prospective customers are accurate and truthful. Do not misrepresent Choice’s services when you sell, or Choice’s needs when you buy, or any other information in your negotiations, contracts and daily work. Your estimates and projections should be reasonably based on available facts and logical assumptions, and formulated without bias that could skew your results. Generally, avoid giving estimates and projections in public disclosures. If you are issuing information to the public or media, clear it first with Choice’s Legal Department and Chief Financial Officer.

3.    Honor individual and corporate obligations.    Make commitments to customers, suppliers, business partners and your co-workers that you and Choice expect to fulfill. Recognize also that Choice makes corporate commitments, and communicate with other departments to make sure your proposed commitments support, and do not conflict with, established ones. Meeting your commitments is an individual accomplishment, while meeting Choice’s commitments enhances our corporate integrity.

4.    Obtain and Use Choice Assets Wisely.    Proper use of Choice property, electronic communications systems, information resources, material facilities and equipment is your responsibility. Use and maintain these assets with the utmost care and respect, guarding against theft, waste and abuse, and never borrow or remove

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them from Choice property without management’s permission. While these assets are intended to be used for Choice business, occasional personal use by employees may be permitted if it does not adversely affect the interests of Choice and permission is given. Personal use of Choice assets must always be in accordance with other Choice policies — consult your supervisor for guidance and permission. (See also Communications System and Internet Services Policy).

5.    Negotiate fairly and quickly.    Solicit, buy and sell on the basis of quality, service and price. Refrain from negotiating reciprocal agreements or coercing vendors to deal with Choice. Report to the CCO any party negotiating with Choice who infers that a Choice board member, officer, or employee demands a certain deal outcome.

6.    Compete fairly and do not disrupt free trade or restrict competition.    Antitrust laws prohibit agreements and practices “in restraint of trade” such as price fixing and boycotting suppliers or customers. They also bar pricing intended to run a competitor out of business; disparaging, misrepresenting or harassing a competitor; stealing trade secrets; bribery; and kickbacks. Unless you have a legitimate and legal purpose, do not discuss with, or reveal Choice prices, rate establishing methods, terms, or service schedules to parties outside Choice. Avoid using misrepresentation or innuendo that injures or discredits a legitimate competitor.

To ensure that our customers can purchase goods or services at the same or better price as others in similar conditions, use price variances only if there are differences in the quantity or cost of providing the goods or services, if you are matching a competitor’s price in good faith, or if conditions change that effect the marketability of the goods or services.

7.    Do Not Usurp Business Opportunities.    You are prohibited from (a) taking for yourself personally opportunities or benefits that are discovered through the use of your position or Choice property or information, (b) using your position or Choice property or information for personal gain, and (c) competing with Choice. You owe a duty to Choice to advance its legitimate interests when the opportunity to do so arises.

8.    Generally avoid gifts.    Choice’s business dealings should always be free from even the perception that favorable treatment was sought, received, or given in exchange for gifts or favors. You must neither give nor accept business courtesies that constitute, or could be reasonably perceived as constituting, unfair business inducements or that would violate law, regulation or policies of Choice or a customer, or could cause embarrassment to or reflect negatively on Choice’s reputation. As a matter of respect for the rich and diverse customs practiced among our business relations internationally, permissive conduct may differ somewhat in accordance with applicable policy or upon guidance from the Legal Department.

Report immediately to your supervisor and the CCO any actual or apparent offer of a gift to you or a co-worker that appears to be an attempt to commercially or politically bribe you or Choice in the form of money, goods or services.

Gifts, Gratuities, and Business Courtesies to U.S., State, and Local Government Employees

Federal, state and local government departments and agencies are governed by law and regulations concerning acceptance by their employees of entertainment, meals, gifts, gratuities, and other things of value from firms and persons with whom those government departments and agencies do business or over whom they have regulatory authority. It is the policy of Choice to comply strictly with those laws and regulations.

Business Courtesies to Non-Government Persons

Meals, Refreshments and Entertainment

It is an acceptable practice for Choice employees to provide meals, refreshments, entertainment, and other business courtesies of reasonable value to non-government persons in support of business activities, provided:

•	The practice does not violate any law or regulation or the standards of conduct of the recipient’s organization. It is your responsibility to inquire about prohibitions or limitations of the recipient’s organization before offering any business courtesy; and

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•	The business courtesy must be consistent with marketplace practices, infrequent in nature, and may not be lavish or extravagant. While it is difficult to define “lavish or extravagant” by means of a specific dollar amount, a common sense determination should be made consistent with reasonable marketplace practices.

Gifts

Choice employees are prohibited from offering or giving tangible gifts (including tickets to sporting, recreational, or other events) having a market value of $100.00 or more, to a person or entity with whom the Company does or seeks to do business, unless specifically approved by his or other supervisor, and the CCO.

Business Courtesies to Foreign Government Personnel and Public Officials

Choice may be restricted from giving meals, gifts, gratuities, entertainment, or other things of value to personnel of foreign governments and foreign public officials by the Foreign Corrupt practices Act and by laws of other countries. You must obtain prior Legal Department approval.

9.    Tread carefully in political matters.    Choice encourages its employees to become involved in civic affairs and to participate in the political process. You must understand, however, that your involvement and participation must be on an individual basis, on your own time, and at your own expense. Federal law prohibits Choice from donating corporate funds, goods or services, directly or indirectly to candidates for federal office —this includes employee work time. Local and state laws also govern political contributions and activities by corporations.

Report immediately to the CCO or your supervisor any efforts by Choice or co-workers to coerce or influence your decision to make political contributions.

10.    Keep outside interests from conflicting with your job.    The Board of Directors must approve any material transactions between Choice and its directors, officers, stockholders, employees, agents or affiliates, and members of their immediate family. This includes any transactions with third parties (e.g., vendors, franchisees) in which such persons have a material interest. If you encounter any such transactions, forward them to the Legal Department.

Conflicts of interest can arise when you or a member of your family receive improper personal benefit because of your position with Choice. Do not take actions, conduct business, or make statements that create real or potential conflicts with Choice’s interests, including taking a personal, proprietary or financial interest in an entity with which Choice does business or competes, or which could adversely, or appear to adversely, influence you in your Choice employment.

You may not have an outside job, business, financial interest or activity that, because of its size, significance or nature, adversely affects your job performance or that conflicts or appears to conflict with Choice’s interests. Get the approval of the CEO, or, in some cases, the Board of Directors, before you get a job outside Choice that pays you money or other consideration.

You may invest in entities that supply or purchase goods or services to or from Choice so long as the entity is listed on a national securities exchange or regularly traded by national securities dealers and you purchase only 1% or less of the market value of the entity’s outstanding securities. If you want to purchase from entities not meeting this standard, or in greater quantities, you must receive the Board of Director’s approval before investing. You may invest in Manor Care, Inc. or Sunburst Hospitality Corporation and their affiliates without such limitation or prior approval.

11.    Keep confidential information here.    In your daily work, you will receive information about Choice, other companies, or individuals that the public does not know. That information is confidential, and

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unless the information is public knowledge or is required to be disclosed by law, you must not share the information outside of Choice.

Never use confidential information that you get at work for your personal gain or to give or get an unfair advantage in a personal or competitive business transaction. You may not trade on, share or disclose information that may affect the value of Choice stock until that information is made public. If you do so, you could be criminally prosecuted for insider trading.

You may also receive confidential information and data about Choice’s business plans, trademarks, new products, revenues, expenses, profits, methods, systems, franchisee lists, employee rosters and/or vendor lists. If so, you have access to a trade secret that is Choice’s valuable asset, and that, if you disclosed it outside the company, may harm Choice. For this reason, you may not disclose trade secrets to the public or use them for purposes other than as required in your work at Choice.

12.    Respect individual dignity.    Be fair and impartial with co-workers and those outside Choice, offering everyone an equal opportunity to achieve their full business potential. Do not discriminate against or harass any fellow employee, franchisee, or any other outside person. You and Choice must never discriminate on the basis of race, color, creed, religion, sex, sexual preference, national origin, disability or any other status recognized by civil rights law. While everyone who works for Choice must comply with these provisions, our executives and supervisors assume a special responsibility for fostering a work environment that is free from discrimination, harassment and the fear or retribution. Supervisors must be careful in words and conduct to avoid placing, or seeming to place, pressure on subordinates that could cause them to deviate from acceptable ethical behavior.

Report immediately and completely to your supervisor, Human Resources and the CCO any action, word, or practice you believe is discrimination, harassment or retaliation. (See also, Anti-Harassment Policy).

13.    Know the rules in government contracts.    If you assist Choice in fulfilling a government contract, know and comply with that contract and the contracting agency’s applicable laws, rules and regulations. If you have a question concerning compliance with a government contract, contact your supervisor or the CCO.

Choice will not employ or contract for services with any person who Choice knows was convicted of a criminal offense related to a government program or who Choice knows was debarred or excluded from participating in a government program.

14.    Maintain clear and accurate records.    Maintain complete, clear and dated financial and other records. Choice relies on the trustworthiness and professionalism of your accounting, record keeping, and reporting. Never misstate, exaggerate or fabricate files that pertain to Choice’s business.

15.    Special Obligations of the CEO and Certain Financial Officers.    The CEO, the chief financial officer, the chief accounting officer, and the controller have an obligation to ensure that all publicly filed reports and other public communications related to Choice’s financial condition or results of operations contain full, fair, accurate, timely and understandable disclosures of all material facts.

OTHER POLICIES

Choice maintains and publishes other policies that supplement many of the obligations in this Policy. Such policies include:

•	Insider Trading Policy
•	Anti-Harassment Policy
•	Communications Systems and Internet Services Policy

You may obtain copies of these policies from the CCO or www.choicecentral.com under the link Departments — Legal.

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SEEKING GUIDANCE/REPORTING A VIOLATION

You are encouraged to talk to your supervisor, the Legal Department or the CCO if you have when you have questions about this Policy or are in doubt of the best course of action. Additionally, it is your obligation to report suspected violations of laws or this Policy. You will not be retaliated against for any report made in good faith.

Contact Information:

CCO — Michael DeSantis, Sr. Vice President & General Counsel

OR

Employee Hotline:    (888) xxx-xxxx or [e-mail address]

If, after 30 days, you do not believe that your report of a violation has been sufficiently responded to, you should contact the Audit Committee of the Choice Board of Directors by e-mailing to [e-mail address].

SANCTIONS

Recognizing that employee ethics violations can mean extensive court costs, lost business and diminished goodwill, Choice will investigate any reported ethical violation promptly and completely. If Choice determines that you violated the Policy, you will be punished in proportion to the severity of your violation, which may include terminating your employment.

IMPLEMENTATION

Choice believes in and adheres to this Policy and requires you to read, use and adhere to the Policy as well. To ensure that you are always aware of the current Policy, Choice:

1.    Provides you with the current form of this Policy when you start working at Choice. You must sign a document saying that you have read and understand the Policy, and that you agree to work under the Policy rules. Choice will keep that document in your employee file.

2.    Posts the Policy on it’s intranet and internet web sites.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	PROPOSAL ONE: Election of three Directors.

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

NOMINEES: 01 Charles A. Ledsinger, Jr., 02 Barbara Bainum and

03 Lawrence R. Levitan

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2.	PROPOSAL TWO: Amendment to Non-Employee Director Stock Option and Deferred Compensation Purchase Plan to increase the number of shares available for issuance under the Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing

☐

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documents, will be my responsibility.

If you plan to attend the Annual Meeting of Shareholders, please mark the following box and promptly return this Proxy Card.    ☐

Signature                                                                            Signature                                                                             Date

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.)

é FOLD AND DETACH HERE é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/chh		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

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CHOICE HOTELS INTERNATIONAL, INC.

10750 Columbia Pike, Silver Spring, Maryland 20901

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2003

The undersigned hereby appoints JERRY E. ROBERTSON and CHARLES A. LEDSINGER, JR. and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Choice Hotels International, Inc. (The “Company”) to be held on April 28, 2003 at 9:00 a.m. at the Company’s Learning Center, Choice Centre, 10720 Columbia Pike, Silver Spring, Maryland and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposal One or Proposal Two, such proxies will be voted in accordance with the Board of Directors’ recommendation as set forth herein with respect to such proposal(s).

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

CHOICE HOTELS INTERNATIONAL, INC., ANNUAL MEETING, APRIL 28, 2003 AT 9:00 A.M.

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DIRECTIONS TO CHOICE CENTRE

10720 Columbia Pike

Silver Spring, MD 20901

From Washington, DC – 16th Street North to Route 29 (Colesville Road). Pass over the Beltway (495), at which point Colesville Road becomes Columbia Pike. Choice Centre is on the left side approximately 2 miles past the Beltway.

From National Airport to Headquarters – Take George Washington Parkway approximately 8 miles to the Beltway I-495 North. Go North and follow Beltway as it curves East to (2nd Silver Spring Exit 30 North Colesville Road). Go approximately 2 1/2 miles to Choice Hotels Headquarters on your left side.

From Dulles Airport to Headquarters – Use Dulles Free Access (stay off toll road). Go East approximately 18 miles to I-495 North Beltway. Go North and follow Beltway as it curves east to (2nd Silver Spring Exit 30 North Colesville Road). Go approximately 2 1/2 miles to Choice Hotels Headquarters on your left hand side.

From BWI to Headquarters – Take 195 west for 4 miles. The take I-95 south for 14 miles to Highway 198 west toward Burtonsville. Go west 3 miles to Route 29 (Colesville Road). Turn left on Route 29 (south) and go approximately 7 miles to Choice Hotels Headquarters - next to Mobil gas station.

From Baltimore, MD – Take I-95 South to Highway 198 west toward Burtonsville. Go west 3 miles to Route 29 (Colesville Road). Turn left on Rte. 29 (south) and go approximately 7 miles to Choice Centre.

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